Filed Pursuant to Rule 424(b)(5)

Registration No. 333-289194

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT	SUBJECT TO COMPLETION	DATED SEPTEMBER 11, 2025

(To Prospectus dated August 12, 2025)

Shares of Common Stock

Pre-funded Warrants to Purchase up to          Shares of Common Stock

Shares of Common Stock Underlying such Pre-funded Warrants

Common Warrants to Purchase up to          Shares of Common Stock

Shares of Common Stock Underlying such Common Warrants

XTI Aerospace, Inc.

We are offering          shares of our common stock, par value $0.001 per share, and warrants to purchase up to          shares of common stock (the “Common Warrants”), pursuant to this prospectus supplement and the accompanying base prospectus. The combined public offering price for each share of our common stock, together with one Common Warrant, is $        . Each share of our common stock, or a Pre-funded Warrant in lieu thereof (as described below), is being sold together with one Common Warrant. Each Common Warrant will have an exercise price of $         per share, will be exercisable immediately and will expire on the fifth anniversary of the date of issuance. The shares of our common stock and the Common Warrants are immediately separable and will be issued separately, but will be purchased together in this offering. This prospectus supplement also relates to the offering of the common stock issuable upon exercise of the Common Warrants.

We are also offering pre-funded warrants to purchase up to an aggregate of          shares of common stock (“Pre-funded Warrants”), in lieu of shares of common stock to those purchasers whose purchase of shares of our common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering. Each Pre-funded Warrant is exercisable for one share of our common stock. Each Pre-funded Warrant is being issued together with the same Common Warrant described above being issued with each share of common stock. For each Pre-funded Warrant we sell, the number of shares of common stock that we are offering will be decreased on a one-for-one basis. The combined public offering price of each Pre-funded Warrant, together with the accompanying Common Warrant, is $        . The Pre-funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-funded Warrants are exercised in full. The Pre-funded Warrants and the Common Warrants are immediately separable and will be issued separately, but will be purchased together in this offering. This prospectus supplement also relates to the offering of the common stock issuable upon exercise of the Pre-funded Warrants. In this prospectus, we sometimes refer to the Common Warrants and Pre-funded Warrants together as the “Warrants.”

Our common stock is listed on the Nasdaq Capital Market under the symbol “XTIA.” On September 10, 2025, the last reported sale price of our common stock on the Nasdaq Capital Market was $2.22 per share. There is no established trading market for the Pre-funded Warrants or the Warrants, and we do not intend to list Pre-funded Warrants or the the Warrants on any securities exchange or nationally recognized trading system.

We have engaged ThinkEquity LLC (the “placement agent”) to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus supplement. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay placement agent fees to the placement agent as set forth in the table below, which assumes that we sell all of the securities offered by this prospectus supplement. Since we will deliver the securities to be issued in this offering upon our receipt of investor funds, there is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus supplement. In addition, because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. Further, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about what we may be able to achieve with the funds raised relative to our business plan. See the section entitled “Risk Factors” beginning on page S-5 for more information. We will bear all costs associated with the offering. See “Plan of Distribution” beginning on page S-19 of this prospectus supplement.

Investing in these securities involves certain risks. See “Risk Factors” on page S-5 of this prospectus supplement and the accompanying base prospectus, as well as the risk factors incorporated by reference into this prospectus supplement and accompanying base prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share and Accompanying Common Warrant	Per Pre-funded Warrant and Accompanying Common Warrant	Total
Public offering price	$	$	$
Placement agent fees(1)	$	$	$
Proceeds to us, before expenses	$	$	$

(1)	We have agreed to pay the placement agent fees equal to 7.0% of the aggregate gross proceeds from the sale of the shares of common stock as described in this prospectus supplement. In addition, we have agreed to reimburse the placement agent for certain of its expenses and to issue to the placement agent warrants to purchase shares of our common stock (the “Placement Agent Warrants”). See “Plan of Distribution” beginning on page S-19 of this prospectus supplement for additional information regarding the placement agent’s compensation.

The delivery to purchasers of the securities in this offering is expected to be made on or about         , 2025, subject to the satisfaction of customary closing conditions.

ThinkEquity

The date of this prospectus supplement is         , 2025

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference herein and therein. We have not authorized, and the placement agent has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information.”

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Information Incorporated By Reference” in this prospectus supplement and in the accompanying prospectus, respectively.

S-ii

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

On March 12, 2024, XTI Aerospace, Inc. (formerly known as Inpixon (“Legacy Inpixon”)), Superfly Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of XTI Aerospace, Inc. (“Merger Sub”), and XTI Aircraft Company, a Delaware corporation (“Legacy XTI”), completed a merger transaction pursuant to that certain Agreement and Plan of Merger, dated as of July 24, 2023 and amended on December 30, 2023 and March 12, 2024 (as so amended, the “XTI Merger Agreement”), whereby Merger Sub merged with and into Legacy XTI with Legacy XTI surviving the merger as a wholly-owned subsidiary of XTI Aerospace, Inc. (the “XTI Merger”). In connection with the closing of the XTI Merger, we changed our corporate name to “XTI Aerospace, Inc.”

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus supplement, the accompanying prospectus and the information incorporated by referenced herein or therein to “XTI Aerospace,” the “Company,” “we,” “us,” “our” and similar terms refer collectively to XTI Aerospace, Inc. and our subsidiaries, Inpixon GmbH, Inpixon Holding UK Limited, IntraNav GmbH, XTI Drones, LLC and, prior to the closing of the XTI Merger, Merger Sub, and after the closing of the XTI Merger, Legacy XTI.

Note Regarding Reverse Stock Splits

The Company effected a reverse stock split of its outstanding common stock at a ratio of 1-for-100, effective as of March 12, 2024, for the purpose of complying with Nasdaq Listing Rule 5550(a)(2) and satisfying the bid price requirements applicable for initial listing applications in connection with the closing of the XTI Merger. The Company also effected a reverse stock split of its outstanding common stock at a ratio of 1-for-250, effective as of January 10, 2025, for the purpose of complying with Nasdaq Listing Rule 5550(a)(2). The Company has reflected the reverse stock splits herein, unless otherwise indicated.

S-iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the federal securities laws, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. We intend these forward- looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein for purposes of complying with those safe harbor provisions. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus and our other public filings are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain those words.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and other periodic reports incorporated herein and therein by reference, regarding, among other things:

●	our history of losses;

●	our ability to achieve profitability;

●	the risk that we have a limited operating history, have not yet manufactured any non-prototype aircraft or delivered any aircraft to a customer, and we and our current and future collaborators may be unable to successfully develop and market our aircraft or solutions, or may experience significant delays in doing so;

●	the ability to meet the development and commercialization schedule with respect to the TriFan 600;

●	our ability to secure required certifications for the TriFan 600 and/or any other aircraft we develop;

●	our ability to navigate the regulatory environment and complexities with compliance related to such environment;

●	the risk that our conditional pre-orders (which include conditional aircraft purchase agreements, non-binding reservations, and options) are canceled, modified, delayed or not placed and that we must return the refundable deposits;

●	our ability to obtain adequate financing in the future as needed;

●	emerging competition and rapidly advancing technologies in our industries that may outpace our technology;

●	the risk that other aircraft manufacturers develop competitive VTOL aircraft or other competitive aircraft that adversely affect our market position;

●	customer demand for the products and services we develop;

●	our ability to develop other new products and technologies;

●	our ability to attract customers and/or fulfill customer orders;

S-iv

●	our ability to enhance and maintain the reputation of our brand and expand our customer base;

●	our ability to scale in a cost-effective manner and maintain and expand our manufacturing and supply chain relationships;

●	our ability to attract, integrate, manage, and retain qualified personnel or key employees;

●	our ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market;

●	the risks relating to long development and sales cycles, our ability to satisfy the conditions and deliver on the orders and reservations, our ability to maintain quality control of our aircraft, and our dependence on third parties for supplying components and potentially manufacturing the aircraft;

●	the risk that our ability to sell our aircraft may be limited by circumstances beyond our control, such as a shortage of pilots and mechanics who meet the training standards, high maintenance frequencies and costs for the sold aircraft, and any accidents or incidents involving VTOL aircraft that may harm customer confidence;

●	general economic conditions and events and the impact they may have on us and our potential customers, including, but not limited to escalating tariff and non-tariff trade measures imposed by the U.S. and other countries, increases in inflation rates and rates of interest, supply chain challenges, increased costs for materials and labor, cybersecurity attacks, the ongoing conflicts between Russia and Ukraine, and Hamas and Israel, and public health threats such as the COVID-19 pandemic;

●	lawsuits and other claims by third parties or investigations by various regulatory agencies that we may be subjected to and are required to report, including but not limited to, the SEC;

●	the outcome of any known and unknown litigation and regulatory proceedings;

●	the risk that our future patent applications may not be approved or may take longer than expected, and that we may incur substantial costs in enforcing and protecting our intellectual property;

●	our ability to respond to a failure of our systems and technology to operate our business;

●	the impact of any changes in existing or future tax regimes;

●	our success at managing the risks involved in the foregoing items; and

●	other factors discussed in this prospectus supplement and the accompanying prospectus.

The risks set forth above are not exhaustive. Other sections of this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference may include additional factors that could adversely impact our business and financial performance. Moreover, we operate in two very competitive and rapidly changing industries. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward looking statements. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. Except as required by law, we undertake no obligation to update publicly any forward looking statements for any reason after the date of this prospectus supplement or to conform these statements to actual results or to changes in our expectations. We qualify all of our forward looking statements by these cautionary statements.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying base prospectus and in the documents we incorporate by reference herein and therein. This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, carefully, especially the risks of investing in our securities discussed under “Risk Factors” beginning on page S-5 of this prospectus supplement and the “Risk Factors” section of our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. You should also consider any amendment or update to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference in this prospectus supplement along with our consolidated financial statements and notes to those consolidated financial statements, before making an investment decision.

Overview

We are primarily an aircraft development company. We also provide real-time location systems (“RTLS”) for the industrial sector.

Headquartered in Englewood, Colorado, the Company is developing a vertical takeoff and landing (“VTOL”) airplane that is designed to take off and land like a helicopter and cruise like a fixed-wing business airplane. We believe our initial configuration, the TriFan 600 airplane, will be one of the first civilian fixed-wing VTOL airplanes that offers the speed and comfort of a business airplane and the range and versatility of VTOL for a wide range of customer applications, including private aviation for business and high net worth individuals, emergency medical services and regional charter air travel, defining a new category of VTOL that we term the “xVTOL.” The TriFan 600 is a seven-occupant airplane intended to provide point-to-point air travel over distances of over 1,000 miles, fly at twice the speed and three times the range of competing helicopters and cruise at altitudes of up to 25,000 feet. Since 2013, we have been engaged primarily in developing the aerodynamic performance and top-level engineering design of the TriFan 600, building and testing a two-thirds scale unmanned version of the TriFan 600, generating pre-orders for the TriFan 600, and seeking funds from investors to enable the Company to advance the detailed design and certification of the TriFan 600, and to eventually engage in commercial production and sale of the TriFan 600.

We continue to work to optimize our airplane design for both manufacturing and certification. The development of an xVTOL airplane that meets our business requirements demands significant design and development efforts on all facets of the airplane. We believe that by bringing together a mix of talent with VTOL and traditional commercial aerospace backgrounds, we have built a team that enables us to move through the design, development, and certification of our xVTOL airplane with the Federal Aviation Administration (“FAA”) in an efficient manner, thus allowing us to achieve our end goal of bringing to market our airplane as efficiently as possible.

To date, we have not generated any revenue from aircraft sales because we are still designing and developing our xVTOL airplane. Additionally, we are seeking the necessary governmental approvals to bring the airplane into service. To continue funding these efforts, we will need to raise capital for the foreseeable future. The amount and timing of our future capital needs will depend on various factors, including the progress and results of our airplane’s design and development, our manufacturing operations, and our success in obtaining the required FAA certifications and other government approvals. For instance, any significant delays in securing FAA certifications or other government approvals may force us to raise more capital and could postpone our ability to generate revenue from aircraft sales.

Our RTLS solutions leverage cutting-edge technologies such as IoT, AI, and big data analytics to provide real-time tracking and monitoring of assets, machines, and people within industrial environments. With our RTLS solutions, businesses can achieve improved operational efficiency, enhanced safety and reduced costs. By having real-time visibility into operations, industrial organizations can make informed, data-driven decisions, minimize downtime, and ensure compliance with industry regulations.

We report financial results for two segments: Commercial Aviation and Industrial IoT. For Industrial IoT, we generate revenue from sales of hardware, software licenses and professional services. During the quarter ended December 31, 2024, we began exploring strategic options to wind down and/or sell the hardware portions of our Industrial IoT business segment in order to shift its focus towards the sales of software products. For Commercial Aviation, the segment is pre-revenue as we are currently developing the TriFan 600 airplane.

Corporate Strategy

Our primary focus is to power what we term the Vertical Economy™ by delivering high-performance xVTOL solutions that scale from aircraft to innovative technologies and infrastructure. We identify seven areas that comprise the Vertical Economy: manned aircraft, unmanned aircraft, power technology, airspace and infrastructure management, artificial intelligence, aircraft advanced materials and next gen manufacturing. The term “xVTOL” is intended to encompass the broad spectrum of vertical lift technologies within the Vertical Economy, including various aircraft types (e.g., electric VTOL, regional VTOL and drones), operational models (manned and unmanned), supporting technologies (e.g., propulsion systems and aerospace-related artificial intelligence technologies) and customer applications. With the TriFan 600 as our flagship commercial aviation product, we are laying the groundwork for an innovative family of versatile aircraft and solutions addressing passenger travel, logistics, autonomous operations and defense missions that we believe will unlock significant growth and market leadership.

Expanding into autonomous, remotely operated drones is key to our strategic focus. By combining drone technology with VTOL innovation, we believe we are positioning the Company to accelerate the development of both unmanned aerial vehicles and VTOL solutions, expand its market presence, and create new revenue-generating opportunities across multiple industries. We will also be opportunistic and may consider other strategic transactions, which may include, but not be limited to, other alternative investment opportunities, such as minority investments and joint ventures. If we make any acquisitions in the future, we expect that we may pay for such acquisitions with cash, equity securities and/or debt in combinations appropriate for each acquisition.

Recent Developments

June 2025 Underwritten Offering

On June 24, 2025, the Company entered into an underwriting agreement with ThinkEquity LLC (“ThinkEquity”), as the representative of the underwriters named therein, relating to a firm commitment underwritten public offering (the “June Offering”) of 6,231,200 shares of common stock, pre-funded warrants to purchase up to 2,911,800 shares of common stock, and common warrants to purchase up to 9,143,000 shares of common stock. The combined public offering price for each share of common stock, together with one common warrant, was $1.75. The combined public offering price for each pre-funded warrant, together with one common warrant, was $1.749. Each share of common stock, or a pre-funded warrant in lieu thereof, was sold together with one common warrant. The Company also granted ThinkEquity a 45-day option to purchase, at the public offering price, less the underwriting discounts and commissions, up to 1,371,000 additional shares of common stock (and/or pre-funded warrants in lieu thereof) and/or up to 1,371,000 additional common warrants or any combination thereof, to cover any over-allotments. ThinkEquity partially exercised the over-allotment option on June 25, 2025 for 1,371,000 additional common warrants.

The June Offering closed on June 26, 2025, resulting in net proceeds to the Company, after deducting commissions and expenses, of approximately $14.7 million. Upon closing of the June Offering, the Company issued ThinkEquity warrants as compensation to purchase up to 457,150 shares of Common Stock at an exercise price of $2.1875 per share. The warrants were exercisable immediately upon the date of issuance and expire on the five-year anniversary of the commencement of sales of securities in the June Offering.

During July 2025, the Company closed multiple exercises of the over-allotment option. The over-allotment option was exercised in full resulting in the issuance of 1,371,000 shares of common stock, at the public offering price of $1.75 per share, for net proceeds of approximately $2.2 million. The Company also issued ThinkEquity additional warrants to purchase an aggregate of 68,551 shares of common stock at an exercise price of $2.1875 per share, subject to adjustments, with the same terms as the warrants issued to ThinkEquity in connection with the initial closing of the June Offering.

Corporate Information

We were originally formed in the State of Nevada in April 1999. We have two direct, wholly-owned operating subsidiaries: XTI Aircraft Company, based in Englewood, Colorado (at our corporate headquarters), and Inpixon GmbH (previously Nanotron Technologies GmbH), based in Berlin, Germany. IntraNav GmbH, based in Eschborn, Germany, is an indirect subsidiary of the Company and the wholly-owned subsidiary of Inpixon GmbH.

Our principal executive offices are located at Centennial Airport at 8123 InterPort Blvd., Suite C, Englewood, Colorado 80112. We also sublease office space in Palo Alto, California. Two of our subsidiaries, Inpixon GmbH and IntraNav GmbH, maintain offices in Berlin Germany, and Eschborn, Germany, respectively.

Our telephone number is (800) 680-7412. Our Internet website is www.xtiaerospace.com. The information on, or that can be accessed through, our website is not part of this prospectus supplement, and you should not rely on any such information in making any investment decision relating to our securities.

THE OFFERING

Shares of common stock offered	shares of common stock.

Pre-funded Warrants offered	We are also offering Pre-funded Warrants to purchase up to an aggregate of shares of common stock, in lieu of shares of common stock to those purchasers whose purchase of shares of our common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering. The purchase price of each Pre-funded Warrant is equal to the price at which the share of common stock is being sold to the public in this offering, minus $0.001, and the exercise price of each Pre-funded Warrant is $0.001 per share. The Pre-funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-funded Warrants are exercised in full. This prospectus supplement also relates to the offering of the common stock issuable upon exercise of the Pre-funded Warrants. For additional information regarding the terms of the Pre-funded Warrants, see “Description of Securities We Are Offering.”

Common Warrants offered	We are also offering Common Warrants to purchase up to shares of common stock. The exercise price of each Common Warrant will be $ per share. Each Common Warrant will be immediately exercisable upon issuance for a five-year period after the date of issuance. This prospectus supplement also relates to the offering of the common stock issuable upon exercise of such Common Warrants. For additional information regarding the terms of the Common Warrants, see “Description of Securities We Are Offering.”

Public Offering Price	$ per share of common stock ($ per Pre-funded Warrant). The Common Warrants will be issued on a one-for-one basis with the shares of common stock and Pre-funded Warrants sold in this offering. The shares of our common stock (or Pre-funded Warrants) and the Common Warrants are immediately separable and will be issued separately, but will be purchased together in this offering.

Common stock outstanding following this offering(1)	shares of our common stock, assuming the full exercise of the Pre-funded Warrants.

Use of proceeds

We estimate that our net proceeds from this offering will be approximately $           million, after deducting placement agent fees and estimated offering expenses payable by us, and assuming full exercise of the Pre-funded Warrants.

We intend to use the net proceeds from this offering for working capital and other general corporate purposes, including the development of the TriFan 600 airplane. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current commitments or obligations to do so. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Lock-Up Agreements	We have agreed with the placement agent not to sell, transfer or dispose of any shares or similar securities for, with respect to the Company, a period of 90 days from the date of this prospectus supplement, and with respect to our executive officers and directors, a period of 60 days from the date of this prospectus supplement.

Risk factors	An investment in our company involves a high degree of risk. Please refer to the sections titled “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing our securities.

Nasdaq Capital Market symbol	Our common stock is listed on The Nasdaq Capital Market under the symbol “XTIA.”

There is no established trading market for the Pre-funded Warrants or the Warrants, and we do not expect a trading market to develop. We do not intend to list the Pre-funded Warrants or the Warrants on any securities exchange or nationally recognized trading system.

(1)	The number of shares of common stock that will be outstanding after this offering is based on 20,253,316 shares of common stock outstanding as of September 10, 2025, and excludes as of such date:

●	9,657,946 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $3.78 per share;

●	11,250,616 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $4.14 per share;

●	63,299,184 shares of common stock available for future issuance under our 2018 Employee Stock Incentive Plan and any other additional shares of our common stock that may become available under our 2018 Employee Stock Incentive Plan;

●	1 share of common stock issuable upon the conversion of 1 outstanding share of Series 4 Convertible Preferred Stock, at a conversion price of $418,500,000 per share; and

●	1 share of common stock issuable upon conversion of 126 outstanding shares of Series 5 Convertible Preferred Stock, at a conversion price of $280,968,750 per share.

Unless otherwise indicated, this prospectus reflects and assumes the following:

●	no exercise of outstanding options or warrants;

●	no sale of any Pre-funded Warrants in this proposed offering;

●	no exercise of the Common Warrants issued and sold in this offering; and

●	no exercise of the Placement Agent Warrants to be issued upon consummation of this offering at an exercise price equal to 125% of the offering price of the common stock.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below, as well as the other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. If any such risks or uncertainties actually occur, our business, prospects, financial condition or operating results could differ materially from the plans, projections and other forward-looking statements included in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year December 31, 2024, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, and in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy XTI for the years ended December 31, 2023 and 2022” exhibit attached to our Current Report on Form 8-K/A filed with the SEC on May 28, 2024, incorporated by reference into this prospectus supplement and the accompanying prospectus. The trading price of our common stock could decline significantly due to any of these risks or other factors, and as a result, you may lose all or part of your investment.

Risks Related to our Common Stock, this Offering and Our Business

Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion over the use of our net proceeds from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We expect to use the net proceeds from this offering for working capital and other general corporate purposes, including the development of the TriFan 600 airplane. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

This offering is being conducted on a “best efforts” basis.

The placement agent is offering the securities in this offering on a “best efforts” basis, and the placement agent is under no obligation to purchase any securities for its own account. The placement agent is not required to sell any specific number or dollar amount of securities in this offering but will use its reasonable best efforts to sell the securities offered under this prospectus supplement. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated.

The Nasdaq Capital Market may seek to delist our common stock if it concludes this offering does not qualify as a Public Offering as defined under Nasdaq’s stockholder approval rule.

The continued listing of our common stock on The Nasdaq Capital Market depends on our compliance with the requirements for continued listing under the Nasdaq Marketplace Rules, including but not limited to Market Place Rule 5635, or the stockholder approval rule. The stockholder approval rule prohibits the issuance of shares of common stock (or derivatives) in excess of 20% of our outstanding shares of common stock without stockholder approval, unless those shares are sold at a price that equals or exceeds the Minimum Price, as defined in the stockholder approval rule, or in what Nasdaq deems a Public Offering, as defined in the stockholder approval rule. The securities sold in this offering may be sold at a significant discount to the Minimum Price as defined in the stockholder approval rule, and we do not intend to obtain the approval of our stockholders for the issuance of the securities in this offering. Accordingly, we have sought to conduct, and plan to continue to conduct, this offering as a Public Offering as defined in the stockholder approval rule, which is a qualitative analysis based on several factors as determined by Nasdaq, including by broadly marketing and offering these securities in a best-efforts offering registered under the Securities Act. Demand for the securities sold by us in this offering, and the final offering price for these securities, will be determined following a broad public marketing effort over several trading days, and final distribution of these securities will ultimately be determined by the placement agent. Nasdaq has also published guidance that an offering of securities that are “deeply discounted” to the Minimum Price (for example a discount of 50% or more) will typically preclude a determination that the offering qualifies as Public Offering for purposes of the stockholder approval rule. We cannot assure you that Nasdaq will determine that this offering will be deemed a Public Offering under the stockholder approval rule. If Nasdaq determines that this offering was not conducted in compliance with the stockholder approval rule, Nasdaq may cite a deficiency and move to delist our common stock from The Nasdaq Capital Market. Upon a delisting from The Nasdaq Capital Market, our stock would likely be traded in the over-the-counter inter-dealer quotation system, more commonly known as the OTC. OTC transactions involve risks in addition to those associated with transactions in securities traded on the securities exchanges, such as The Nasdaq Capital Market, or, together, Exchange-listed stocks. Many OTC stocks trade less frequently and in smaller volumes than Exchange-listed stocks. Accordingly, our stock would be less liquid than it would be otherwise. Also, the prices of OTC stocks are often more volatile than Exchange-listed stocks. Additionally, institutional investors are usually prohibited from investing in OTC stocks, and it might be more challenging to raise capital when needed.

This offering may cause the trading price of our common stock to decrease.

The number of shares of common stock and/or Pre-funded Warrants or the Warrants and the underlying shares of common stock we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the trading price of our common stock. This decrease may continue after the completion of this offering. We cannot predict the effect, if any, that the availability of shares for future sale represented by the Pre-funded Warrants or the Warrants issued in connection with the offering will have on the trading price of our common stock from time to time.

Our stock price is volatile, and your investment may suffer a decline in value.

The closing market price for our common stock has varied between a high of $60.45 on September 17, 2024, and a low of $1.04 on April 1, 2025, in the twelve-month period ended September 11, 2025. During this time, the price per share of common stock has ranged from an intra-day low of $0.96 per share to an intra-day high of $62.50 per share. As a result of fluctuations in the price of our common stock, you may be unable to sell your shares at or above the price you paid for them. The market price of our common stock is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market, industry and other factors, including the risk factors described under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2024, and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025, all of which are incorporated by reference in this prospectus supplement in their entirety. The market price of our common stock may also be dependent upon the valuations and recommendations of the analysts who may in the future cover our business. If the results of our business do not meet these analysts’ forecasts, the expectations of investors or the financial guidance we provide to investors in any period, the market price of our common stock could decline.

In addition, the stock markets in general have experienced significant volatility that has often been unrelated to the financial condition or results of operations of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock and, consequently, adversely affect the price at which you could sell the shares that you purchase in this offering. In the past, following periods of volatility in the market or significant price declines, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

Our ability to successfully execute our business plan will require additional debt or equity financing, which may otherwise not be available on reasonable terms or at all.

Based on our current business plan, we will need additional capital to support our operations, which may be satisfied with additional debt or equity financings. To the extent that we raise additional capital by issuing equity securities, such an issuance may cause significant dilution to our stockholders’ ownership and the terms of any new equity securities may have preferences over our common stock. Any debt financing that we enter into may involve covenants that restrict our operations. These restrictive covenants may include limitations on additional borrowing and specific restrictions on the use of our assets, as well as prohibitions on our ability to create liens, pay dividends, redeem its stock or make investments. These restrictive covenants could deter or prevent us from raising additional capital as and when needed. In addition, if we raise additional funds through licensing, partnering or other strategic arrangements, it may be necessary to relinquish rights to some of our technologies and proprietary rights, or grant licenses on terms that are not favorable to us. We have issued, and may in the future issue, incentive awards under our equity incentive plans, which may have additional dilutive effects. We may also be required to recognize non-cash expenses in connection with certain securities we may issue in the future such as convertible notes and warrants, which would adversely impact our financial condition and results of operations.

Our ability to obtain needed financing may be impaired by factors, including the condition of the economy and capital markets, both generally and specifically in our industry, and the fact that we are neither cash flow positive nor profitable, which could affect the availability or cost of future financing. We cannot provide any assurances that we will be able to secure additional funding from public or private offerings or debt financings on terms acceptable to us, if at all. If the amount of capital we are able to raise from financing activities, together with our limited revenues from operations, is not sufficient to satisfy our capital needs, we may need to reduce our operations by, for example, selling certain assets or business segments.

Future issuances or sales, or the potential for future issuances or sales, of our common stock may cause the market price of our common stock to decline and could impair our ability to raise capital through subsequent equity offerings.

We have issued a significant number of our common stock and warrants to purchase shares of common stock and may do so in the future, including through additional public offerings. Future sales of our common stock or other securities, or the perception that these sales may occur, could cause the market price of our common stock to decline, and could materially impair our ability to raise capital through the sale of additional securities. The market price of our common stock could decline due to sales, or the announcements of proposed sales, of a large number of common stock in the market, or the perception that these sales could occur. These sales or the perception that these sales could occur could also depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities or make it more difficult or impossible for us to sell equity securities in the future at a time and price that we deem appropriate. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

Our failure to maintain compliance with the continued listing requirements of the Nasdaq Capital Market may result in our common stock being delisted from the Nasdaq Capital Market, which could negatively impact the price of our common stock, liquidity, our ability to access the capital markets and our stockholders’ ability to sell their shares.

Our common stock is currently listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “XTIA.” The listing standards of Nasdaq provide that a company, in order to qualify for continued listing, must maintain a minimum stock price of $1.00 and satisfy standards relative to minimum stockholders’ equity, minimum market value of publicly held shares and various additional requirements. While our common stock is currently listed on Nasdaq, we can give no assurance that we will be able to maintain compliance with the continued listing requirements for Nasdaq. If we fail to maintain compliance with any such continued listing requirement, there can also be no assurance that we will be able to regain compliance with any such continued listing requirement in the future or that our common stock will not be delisted in the future. If Nasdaq delists our securities from trading on its exchange for failure to meet the listing standards, we and our stockholders could face significant negative consequences including:

●	limited availability of market quotations for our securities;

●	a determination that the common stock is a “penny stock” which would require brokers trading in the common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for shares of common stock;

●	a low probability that analysts will cover the Company in the future; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Delisting from Nasdaq could also result in other negative consequences, including the potential loss of confidence by suppliers, customers and employees, the loss of institutional investor interest and fewer business development opportunities.

If our shares of common stock lose their status on Nasdaq, we believe that they would likely be eligible to be quoted on the inter-dealer electronic quotation and trading system operated by OTC Markets Group Inc., commonly referred to as the Pink Open Market and we may also qualify to be traded on their OTCQB market (The Venture Market). These markets are generally not considered to be as efficient as, and not as broad as, Nasdaq. Selling our shares on these markets could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event our shares are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our common stock or even holding our common stock, further limiting the liquidity of our common stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our common stock.

Our stockholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock.

Our articles of incorporation allows us to issue up to 500,000,000 shares of our common stock, par value $0.001 per share, and to issue and designate the rights of, without stockholder approval, up to 5,000,000 shares of preferred stock, par value $0.001 per share. To raise additional capital, we may in the future sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that are lower than the prices paid by existing stockholders, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which could result in substantial dilution to the interests of existing stockholders. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive common stock or the perception that such sales could occur.

In addition, to the extent that outstanding stock options or warrants have been or may be exercised or preferred stock converted or other shares issued, stockholders may experience further dilution.

We may issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our common stock as to distributions and in liquidation, which could negatively affect the value of our common stock.

In the future, we may attempt to increase our capital resources by entering into debt or debt-like financing that is unsecured or secured by up to all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured commercial paper, medium-term notes, senior notes, subordinated notes, guarantees, preferred stock, hybrid securities, or securities convertible into or exchangeable for equity securities. In the event of our liquidation, our lenders and holders of our debt and preferred securities would receive distributions of our available assets before distributions to the holders of our common stock. Because our decision to incur debt and issue securities in future offerings may be influenced by market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

If our common stock is delisted, market liquidity for our common stock could be severely affected and our stockholders’ ability to sell their shares of our common stock could be limited. A delisting of our common stock from Nasdaq would negatively affect the value of our common stock. A delisting of our common stock could also adversely affect our ability to obtain financing for our operations and could result in the loss of confidence in our company.

If our common stock becomes subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on the Nasdaq Capital Market, and if the price of our common stock is less than $5.00, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

There is no public market for the Pre-funded Warrants or the Warrants being offered in this offering, and we do not expect a market to develop for the Pre-funded Warrants or the Warrants.

There is no established public trading market for the Pre-funded Warrants or the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-funded Warrants or the Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Pre-funded Warrants or the Warrants will be limited. Further, the existence of Pre-funded Warrants or the the Warrants may act to reduce both the trading volume and the trading price of our common stock.

Holders of the Pre-funded Warrants or the Warrants will have no rights as a common stockholder until they acquire our common stock, except as otherwise set forth therein.

Until holders of the Pre-funded Warrants or the Warrants acquire shares of our common stock upon exercise of the Pre-funded Warrants or the Warrants, the holders will have no rights with respect to shares of our common stock issuable upon exercise of thePre-funded Warrants or the Warrants, except as otherwise set forth in the Pre-funded Warrants or the Warrants. Upon exercise of the Pre-funded Warrants or the Warrants, the holder will be entitled to exercise the rights of a common stockholder as to the security exercised only as to matters for which the record date occurs after the exercise.

We will not receive any meaningful amount of additional funds upon the exercise of the Pre-funded Warrants.

Each Pre-funded Warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise or through a “cashless exercise” procedure. Accordingly, we will not receive any meaningful additional funds upon the exercise of the Pre-funded Warrants.

A possible “short squeeze” due to a sudden increase in demand of our common stock that largely exceeds supply may lead to price volatility in our common stock.

Following this offering, investors may purchase shares of our common stock to hedge existing exposure in our common stock or to speculate on the price of our common stock. Speculation on the price of our common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our common stock available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our common stock for delivery to lenders of our common stock. Those repurchases may in turn dramatically increase the price of our common stock until investors with short exposure are able to purchase additional shares of common stock to cover their short position. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our common stock that are not directly correlated to our performance or prospects and once investors purchase the shares of common stock necessary to cover their short position the price of our common stock may decline.

Adverse judgments or settlements in legal proceedings could materially harm our business, financial condition, operating results and cash flows.

We may be a party to claims that arise from time to time in the ordinary course of our business, which may include those related to, for example, our securities offerings, contracts, sub-contracts, protection of confidential information or trade secrets, adversary proceedings arising from customer bankruptcies, employment of our workforce and immigration requirements or compliance with any of a wide array of state and federal statutes, rules and regulations that pertain to different aspects of our business.

Additionally, we are and we may be made a party to future claims relating to the XTI Merger. On December 6, 2023, Xeriant, Inc. (“Xeriant”) filed a complaint in the United States District Court for the Southern District of New York against Legacy XTI, two unnamed entities, and five unnamed individuals. On January 31, 2024, Xeriant filed an amended complaint adding the Company as a defendant. On February 29, 2024, Xeriant filed a second amended complaint, removing the Company and one of the unnamed entities as defendants. The second amended complaint alleges that Legacy XTI breached several agreements with Xeriant, including a Joint Venture Agreement dated May 31, 2021, a cross-patent license agreement, an operating agreement, and a letter dated May 17, 2022, which Xeriant claims arose from its introduction of Legacy XTI to a Nasdaq-listed company as a potential acquirer. Xeriant alleges that it provided intellectual property, expertise, and capital in connection with Legacy XTI’s TriFan 600 aircraft and that it was improperly excluded from a subsequent transaction involving the TriFan 600 technology as part of Legacy XTI’s merger with the Company. Xeriant asserts causes of action including breach of contract, fraud, unjust enrichment, and misappropriation of confidential information. It seeks damages in excess of $500 million, injunctive relief, a royalty obligation, and other equitable relief. On March 13, 2024, Legacy XTI moved to dismiss portions of the second amended complaint. The Court denied that motion on January 14, 2025. Legacy XTI filed an answer on January 28, 2025, and subsequently filed an amended answer and counterclaims on February 18, 2025. The amended counterclaims, further amended on April 14, 2025, allege that Xeriant breached the Joint Venture Agreement by failing to make required capital contributions of approximately $4.6 million and by failing to deliver promised intellectual property and strategic support. Legacy XTI further alleges that Xeriant breached its fiduciary duty by engaging in coercive and self-dealing conduct, including conditioning a strategic introduction on the issuance of equity and assumption of debt. Legacy XTI seeks declaratory relief confirming that the joint venture has been terminated, that all intellectual property related to the TriFan 600 belongs solely to Legacy XTI, and that Xeriant has no rights in the TriFan 600 technology. Xeriant has moved to dismiss Legacy XTI’s amended counterclaims, and that motion remains pending. The Court has denied Xeriant’s renewed motion to stay discovery. On July 10, 2025, XTI filed a letter motion requesting a conference to address: (i) ongoing deficiencies in Xeriant’s discovery responses; and (ii) Xeriant’s untimely service of discovery requests on XTI, which were served more than three months after the applicable deadline. The Court granted XTI’s letter motion on the same day, and held a conference on July 18, 2025. During the conference, the Court ordered: (i) an extension of all discovery deadlines by three months, through November 24, 2025; (ii) an extension of expert discovery through February 16, 2026; and (iii) that the parties finalize a protective order and Electronically Stored Information (“ESI”) protocol by July 25, 2025. The parties subsequently submitted a stipulated protective order and ESI protocol, which the Court entered on July 28, 2025. The parties are continuing to exchange written discovery and will be conducting depositions.  The litigation remains in the early stages of discovery. The Company believes the claims against Legacy XTI are without merit and intends to continue to vigorously defend against them. At this time, the Company is unable to predict the outcome of this matter or estimate the likelihood or magnitude of a potential loss, if any.

In connection with the litigation matter described in the immediately preceding paragraph, on June 12, 2024, the Company received correspondence from legal counsel for Auctus Fund, LLC (“Auctus”), dated April 3, 2024, asserting that the Company and/or Legacy XTI may have assumed Xeriant’s obligations under a Senior Secured Promissory Note (the “Note”) issued by Xeriant to Auctus in the original principal amount of $6,050,000, pursuant to a letter agreement dated May 17, 2022, between Xeriant and Legacy XTI (the “May 17 letter”). Auctus claimed that the outstanding amount due under the Note, including accrued interest, was $8,435,008.81 as of April 3, 2024. In July 2024, Legacy XTI responded to Auctus’s claims, asserting that the May 17 letter is invalid and unenforceable on multiple grounds. Legacy XTI further stated that, even if the May 17 letter were enforceable, it did not create or trigger any obligation for Legacy XTI to assume Xeriant’s debt under the Note or otherwise. On May 13, 2025, Auctus filed a lawsuit against Legacy XTI in the District Court of Arapahoe County, Colorado, asserting a single claim for breach of contract based on its prior allegations. Auctus contends that Legacy XTI is contractually obligated to repay nearly $9 million in principal and accrued interest, based on Legacy XTI’s entry into a loan agreement with Legacy Inpixon in March 2023 and its subsequent merger with Legacy Inpixon in March 2024. On June 25, 2025, Legacy XTI filed a motion to dismiss or, in the alternative, to stay the proceedings pending resolution of the Xeriant litigation. Legacy XTI’s motion asserts that Auctus’ complaint should be dismissed: (i) for lack of standing, because Auctus is neither a party to, nor a third-party beneficiary of, the May 17 letter; (ii) for failure of a condition precedent, because no obligation ever arose in that the alleged triggering condition—a business combination involving Legacy XTI and Legacy Inpixon did not occur within the required one-year time frame; (iii) for lack of valid assignment, because Xeriant’s unilateral assignment of debt to Legacy XTI is void because the underlying Note prohibits assignment without Auctus’s prior written consent, which is not alleged. On August 5, 2025, Auctus filed a response arguing that it was an intended third-party beneficiary of the May 17 letter, that the anti-assignment clause does not bar its claims, and that the request for a stay is unwarranted because the Xeriant litigation involves different parties and broader claims. XTI believes it has strong counterarguments and will file a reply in further support of its motion to dismiss or stay. The litigation remains in the early stages of discovery. The Company believes that the claims asserted by Auctus are without merit and intends to vigorously defend against the lawsuit. As of the date of this filing, the Company is unable to predict the outcome of this matter or determine the likelihood or magnitude of a potential loss, if any.

Regardless of the merits of any particular claim, responding to such actions could divert time, resources and management’s attention away from our business operations, and we may incur significant expenses in defending these lawsuits or other similar lawsuits. The results of litigation and other legal proceedings are inherently uncertain, and adverse judgments or settlements in some of these legal disputes may result in adverse monetary damages, penalties or injunctive relief against us, which could have a material adverse effect on our financial condition, operating results and cash flows. Any claims or litigation, even if fully indemnified or insured, could damage our reputation and make it more difficult to compete effectively or to obtain adequate insurance in the future.

Furthermore, while we maintain insurance for certain potential liabilities, such insurance does not cover all types and amounts of potential liabilities and is subject to various exclusions as well as deductibles and caps on amounts of coverage. Even if we believe a claim is covered by insurance, insurers may dispute our entitlement to coverage for a variety of potential reasons, which may affect the timing and, if the insurers prevail, the amount of our available insurance coverage for a particular claim.

We may also be required to initiate expensive litigation or other proceedings to protect our business interests. There is a risk that we will not be successful or otherwise be able to satisfactorily resolve such claims or litigation. Litigation and other legal claims are subject to inherent uncertainties. Those uncertainties include, but are not limited to, litigation costs and attorneys’ fees, unpredictable judicial or jury decisions and the differing laws and judicial proclivities regarding damage awards among the states in which we operate. Unexpected outcomes in such legal proceedings, or changes in management’s evaluation or predictions of the likely outcomes of such proceedings, could have a material adverse effect on our business, financial condition, results of operations and cash flows. Our current financial status may increase our default and litigation risks and may make us more financially vulnerable in the face of threatened litigation.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of our common stock and/or Pre-funded Warrants and accompanying Common Warrants in this offering will be approximately $            million, after deducting placement agent fees and estimated offering expenses payable by us, and excluding the proceeds we may receive from any exercises of the Common Warrants or the Placement Agent Warrants.

We currently expect to use the net proceeds from this offering for working capital and other general corporate purposes, including the development of the TriFan 600 airplane. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current commitments or obligations to do so.

This expected use of the net proceeds from this offering and our existing cash represents our intentions based upon our current plans, financial condition and business conditions. The amount, timing and nature of specific expenditures of net proceeds from this offering will depend on a number of factors, including the timing, scope, progress and results of our development efforts and the timing and progress of any collaboration efforts. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain all available funds and future earnings, if any, for development and expansion of our business. Any future determination regarding the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors deems relevant. Investors should not purchase our common stock with the expectation of receiving cash dividends.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2025:

●	on an actual basis;

●	on a pro forma basis to reflect (a) the repayment of our outstanding Small Business Administration loan of approximately $0.1 million and (b) the following issuances subsequent to June 30, 2025 through September 10, 2025: (i) the issuance of 1,371,000 shares of common stock, at the public offering price of $1.75 per share, for net proceeds of approximately $2.2 million, in connection with the closing of multiple exercises of the over-allotment option granted to the underwriter of the June Offering during July 2025, (ii) the issuance of 115,000 shares of common stock pursuant to the exercise of 115,000 common warrants for aggregate net proceeds of approximately $0.2 million, which warrants were issued in connection with an underwritten public offering of our securities that closed on March 31, 2025, (iii) the issuance of 785,276 shares of common stock pursuant to the cashless exercise of 785,700 pre-funded warrants, which warrants were issued in the June Offering, and (iv) the issuance of 66,700 shares of common stock pursuant to the exercise of 66,700 common warrants for aggregate net proceeds of approximately $0.1 million, which warrants were issued in the June Offering (collectively, the “pro forma adjustments”); and

●

on a pro forma as adjusted basis to give further effect to the issuance and sale of (i)               shares of common stock and Common Warrants to purchase              shares of our common stock in this offering at a public offering price of $              per share and accompanying Common Warrant, and (ii) Pre-funded Warrants to purchase up to               shares of our common stock and Common Warrants to purchase              shares of our common stock in this offering at a public offering price of $              per Pre-funded Warrant and accompanying Common Warrant, assuming the full exercise of the Pre-funded Warrants for cash, resulting in the issuance of               shares of common stock, and after deducting placement agent fees and estimated offering expenses payable by us.

You should read this table together with the section of this prospectus supplement titled “Use of Proceeds,” as well as our consolidated financial statements and the related notes and the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, each of which is incorporated by reference herein.

	As of June 30, 2025 (in thousands, except number of shares and par value data)
	Actual	Pro Forma	Pro Forma As Adjusted
Cash and cash equivalents	$20,046	$22,467	$
Total liabilities	22,083	20,469
Stockholders’ Equity:
Preferred stock - $0.001 par value; 5,000,000 shares authorized
Series 4 Convertible Preferred Stock - 10,415 shares authorized; 1, 1 and 1 issued and outstanding, actual, pro forma and pro forma as adjusted	—	—
Series 5 Convertible Preferred Stock - 12,000 shares authorized; 126, 126 and 126 issued and outstanding, actual, pro forma and pro forma as adjusted	—	—
Common Stock - $0.001 par value; 500,000,000 shares authorized; 17,915,340, 20,253,316 and outstanding, actual, pro forma and pro forma as adjusted	18	20
Additional paid-in capital	138,795	143,022
Accumulated other comprehensive income	884	884
Accumulated deficit	(127,292)	(127,486)
Total Stockholders’ Equity	12,405	16,440

The foregoing table is based on 17,915,340 shares of our common stock outstanding as of June 30, 2025; assumes no sale of Pre-funded Warrants, and no exercise of the Common Warrants or the Placement Agent Warrants to be issued in this offering, and excludes, as of that date, the following:

●	50,170 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $344.12 per share;

●	12,149,465 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $3.84 per share;

●	72,906,959 shares of common stock available for future issuance under our 2018 Employee Stock Incentive Plan and any other additional shares of our common stock that may become available under our 2018 Employee Stock Incentive Plan;

●	1 share of common stock issuable upon the conversion of 1 outstanding share of Series 4 Convertible Preferred Stock, at a conversion price of $418,500,000 per share; and

●	1 share of common stock issuable upon conversion of 126 outstanding shares of Series 5 Convertible Preferred Stock, at a conversion price of $280,968,750 per share.

DILUTION

If you invest in our securities, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of June 30, 2025, was approximately $2.7 million or approximately $0.15 per share of common stock. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of June 30, 2025.

After giving effect to the pro forma adjustments described above under “Capitalization,” our pro forma net tangible book value as of June 30, 2025 would have been approximately $6.8 million or approximately $0.33 per share of common stock.

After giving further effect to the issuance and sale of (i)               shares of common stock and Common Warrants to purchase              shares of our common stock in this offering at a public offering price of $              per share and accompanying Common Warrant, and (ii) Pre-funded Warrants to purchase up to               shares of our common stock and Common Warrants to purchase              shares of our common stock in this offering at a public offering price of $              per Pre-funded Warrant and accompanying Common Warrant, assuming the full exercise of the Pre-funded Warrants for cash, resulting in the issuance of               shares of common stock, and after deducting placement agent fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at June 30, 2025 would have been approximately $              million, or approximately $              per share of common stock. This represents an immediate increase in pro forma as adjusted net tangible book value of $              per share to existing stockholders and immediate dilution of $              per share to new investors purchasing shares of common stock in this offering.

Public offering price per share and accompanying Common Warrant			$
Net tangible book value per share as of June 30, 2025		$0.15
Increase per share attributable to the pro forma adjustments		$0.18
Pro forma net tangible book value per share as of June 30, 2025				$0.33
Increase in pro forma net tangible book value per share attributable to new investors in this offering	$
Pro forma as adjusted net tangible book value per share immediately after this offering			$
Dilution per share to new investors in this offering			$

The number of shares of common stock that will be outstanding after this offering is based on 17,915,340 shares of our common stock outstanding as of June 30, 2025; assumes no sale of Pre-funded Warrants, and no exercise of the Common Warrants or the Placement Agent Warrants to be issued in this offering, and excludes:

●	50,170 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $344.12 per share;

●	12,149,465 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $3.84 per share;

●	72,906,959 shares of common stock available for future issuance under our 2018 Employee Stock Incentive Plan and any other additional shares of our common stock that may become available under our 2018 Employee Stock Incentive Plan;

●	1 share of common stock issuable upon the conversion of 1 outstanding share of Series 4 Convertible Preferred Stock, at a conversion price of $418,500,000 per share; and

●	1 share of common stock issuable upon conversion of 126 outstanding shares of Series 5 Convertible Preferred Stock, at a conversion price of $280,968,750 per share.

To the extent that stock options or warrants are exercised, new stock options or other equity awards are issued under our equity incentive plan, or we issue additional common stock in the future, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering          shares of our common stock,          Pre-funded Warrants, and          accompanying Common Warrants. The shares of our common stock or Pre-funded Warrants and accompanying Common Warrants will be issued separately. We are also registering the shares of our common stock issuable from time to time upon exercise of the Pre-funded Warrants and Common Warrants offered hereby.

Common Stock

For a description of the rights associated with the common stock, see “Description of Common Stock” in the accompanying prospectus. Our common stock is listed on the Nasdaq Capital Market under the symbol “XTIA.” Our stock transfer agent is Computershare Trust Company, N.A., 150 Royall Street, Suite 101, Canton, MA 02021.

Pre-funded Warrants

The following summary of certain terms and provisions of the Pre-funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-funded Warrant, the form of which will be filed as an exhibit to a Current Report on Form 8-K that we will file with the SEC. Prospective investors should carefully review the terms and provisions of the form of Pre-funded Warrant for a complete description of the terms and conditions of the Pre-funded Warrants.

Duration and Exercise Price

Each Pre-funded Warrant offered hereby will have an initial exercise price per share equal to $0.001. The Pre-funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-funded Warrants are exercised in full provided that the registration statement of which this prospectus supplement forms a part or another registration statement is available for the issuance of the shares of common stock underlying the Pre-funded Warrants unless an exemption from registration is available or the Pre-funded Warrants are exercised via cashless exercise as discussed below. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

Each Pre-funded Warrant may be exercised in cash or by a cashless exercise at the election of the holder at any time following the date of issuance and from time to time thereafter until the Pre-funded Warrants are exercised in full. The Pre-funded Warrants will be exercisable in whole or in part by delivering to us a completed instruction form for exercise and complying with the requirements for exercise set forth in the Pre-funded Warrant. Payment of the exercise price may be made in cash or pursuant to a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Pre-funded Warrant.

Exercise Limitation

In general, a holder will not have the right to exercise any portion of a Pre-funded Warrant if the holder (together with its Attribution Parties (as defined in the Pre-funded Warrant)) would beneficially own in excess of 4.99% or 9.99%, at the election of the holder, of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-funded Warrant. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided, that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Pre-funded Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a Pre-funded Warrant may be transferred at the option of the holder upon surrender of the Pre-funded Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the Pre-funded Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Pre-funded Warrants on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of the Pre-funded Warrants will be extremely limited.

Right as a Stockholder

Except as otherwise provided in the Pre-funded Warrants or by virtue of such holder’s ownership of common stock, the holders of the Pre-funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Pre-funded Warrants. The Pre-funded Warrants will provide that holders have the right to participate in distributions or dividends paid on our common stock.

Fundamental Transaction

If, at any time while the Pre-funded Warrants are outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or amalgamation or consolidation of the Company with or into another person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding shares of common stock or 50% or more of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of shares of common stock or any compulsory share exchange pursuant to which shares of common stock are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding shares of common stock or 50% or more of the voting power of the common equity of the Company (each a “fundamental transaction”), then, upon any subsequent exercise of the Pre-funded Warrants, the holders of the Pre-funded Warrants will be entitled to receive the kind and amount of securities, cash or other property that such holders would have received had they exercised the Pre-funded Warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the Pre-funded Warrants.

Governing Law

The Pre-funded Warrants are governed by New York law.

Common Warrants

The following summary of certain terms and provisions of the Common Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Common Warrant, the form of which will be filed as an exhibit to a Current Report on Form 8-K that we will file with the SEC. Prospective investors should carefully review the terms and provisions of the form of Common Warrant for a complete description of the terms and conditions of the Common Warrants.

Duration and Exercise Price

Each Common Warrant offered hereby will have an initial exercise price per share equal to $        . The Common Warrants will be immediately exercisable and may be exercised at any time until the fifth anniversary of the date of issuance, provided that the registration statement of which this prospectus supplement forms a part or another registration statement is available for the issuance of the shares of common stock underlying the Common Warrants unless an exemption from registration is available or the Common Warrants are exercised via cashless exercise as discussed below.

Subject to the rules and regulations of the applicable trading market, we may at any time during the term of the Common Warrants, reduce the then current exercise price to any amount and for any period of time deemed appropriate by our board of directors. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The Common Warrants will be issued separately from the Shares and Pre-funded Warrants and may be transferred separately immediately thereafter.

Exercisability

The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Cashless Exercise

If, at the time a holder exercises its Common Warrants, a registration statement registering the issuance of the shares of our common stock underlying the Common Warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of our common stock determined according to a formula set forth in the Common Warrants.

Exercise Limitation

In general, a holder will not have the right to exercise any portion of a Common Warrant if the holder (together with its Attribution Parties (as defined in the Common Warrant)) would beneficially own in excess of 4.99% or 9.99%, at the election of the holder, of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrant. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided, that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Common Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the Common Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Common Warrants on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of the Common Warrants will be extremely limited.

Right as a Stockholder

Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of common stock, the holders of the Common Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Common Warrants. The Common Warrants will provide that holders have the right to participate in distributions or dividends paid on our common stock.

Fundamental Transaction

Upon the consummation of a fundamental transaction (as described in the Common Warrants, and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our merger, amalgamation or consolidation with or into another person (other than any merger or amalgamation or consolidation with or into an operating company or asset of another person that is a business synergistic with our business and where the valuation of the consideration given by the Company in such merger or consolidation or amalgamation is 20% or less (30% or less in the event of a merger or consolidation or amalgamation with ReadyMonitor, LLC or an affiliate thereof) of the then market capitalization of the Company (based on the average of the five VWAPs immediately prior to the public announcement of such transaction of the Company)), the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of 50% of the voting power of our common equity), the holders of the Common Warrants will be entitled to receive, upon exercise of the Common Warrants, the kind and amount of securities, cash or other property that such holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the Common Warrants. Additionally, as more fully described in the Common Warrants, in the event of certain fundamental transactions, the holders of the Common Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Common Warrants on the date of consummation of such transaction.

Governing Law

The Common Warrants are governed by New York law.

Placement Agent Warrants

The registration statement of which this prospectus supplement forms a part also registers for sale the Placement Agent Warrants and the shares of common stock issuable upon exercise of the Placement Agent Warrants, as a portion of the placement agent’s compensation in connection with this offering. Please see “Plan of Distribution – Placement Agent Warrants” for a description of the warrants we have agreed to issue to the placement agent upon closing of this offering.

PLAN OF DISTRIBUTION

We have engaged ThinkEquity LLC, or the placement agent, to act as our exclusive placement agent to solicit offers to purchase the shares of common stock and/or Pre-funded Warrants and accompanying Common Warrants offered by this prospectus supplement. The placement agent is not purchasing or selling any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its “reasonable best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all of the shares of common stock and/or Pre-funded Warrants and accompanying Common Warrants being offered. The terms of this offering are subject to market conditions and negotiations among us, the placement agent and prospective investors. The placement agent will have no authority to bind us by virtue of their placement agency agreement. This is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering. The placement agent may retain sub-agents and selected dealers in connection with this offering.

Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus supplement and the accompanying prospectus in connection with their purchase of our securities in this offering. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, purchasers who enter into a securities purchase agreement may also be able to bring claims of breach of contract against us in certain events.

Delivery of the securities offered hereby is expected to occur on or about         , 2025, subject to the satisfaction of customary closing conditions.

Fees and Expenses

The following table shows the per share price and total cash fees we will pay to the placement agent in connection with the sale of the securities pursuant to this prospectus supplement.

	Per Share and Accompanying Common Warrant	Per Pre-funded Warrant and Accompanying Common Warrant	Total
Public offering price	$	$	$
Placement agent fees (7%)	$	$	$
Proceeds, before expenses, to us	$	$	$

We have also agreed to pay certain of the placement agent’s expenses relating to the offering, including: (a) all fees, expenses and disbursements relating to background checks of our officers, directors and entities in an amount not to exceed $15,000 in the aggregate; (b) fees and expenses of the placement agent’s legal counsel not to exceed $125,000; (c) a $29,500 cost associated with the placement agent’s use of Ipreo’s book-building, prospectus tracking and compliance software for the offering; (d) $10,000 for data services and communications expenses; (e) up to $30,000 of market making and trading, and clearing firm settlement expenses for the offering; and (f) up to $10,000 of the placement agent’s actual accountable “road show” expenses; provided that the maximum amount that we will reimburse the placement agent is $175,000.

Our total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding placement agent fees, are approximately $            .

Placement Agent Warrants

Upon closing of this offering, we have agreed to issue the placement agent warrants (the “Placement Agent Warrants”) as compensation to purchase up to             shares of common stock (5% of the aggregate number of shares of common stock and/or Pre-funded Warrants sold in this offering). The Placement Agent Warrants will be exercisable at a per share exercise price of $            (125% of the public offering price per share of common stock in this offering). The Placement Agent Warrants are exercisable, in whole or in part, immediately upon the date of issuance and expire on the five-year anniversary of the date of commencement of sales of the securities issued in this offering. The Placement Agent Warrants and the shares of common stock issuable upon exercise of the Representative’s Warrants are being registered on the registration statement of which this prospectus supplement is a part.

The Placement Agent Warrants have been deemed compensation by Financial Industry Regulatory Authority, Inc. (“FINRA”). The Placement Agent Warrants provide for registration rights upon request, in certain cases. The sole demand registration right provided will not be greater than five years from the commencement of sales of the securities issued in this offering in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration rights provided will not be greater than seven years from the commencement of sales of the securities issued in this offering in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the Placement Agent Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the Placement Agent Warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we, and our executive officers, directors and affiliates have agreed, without the prior written consent of the placement agent, not to, directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock or any other of our securities or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for, with respect to the Company, a period of 90 days from the date of this prospectus supplement, and with respect to our executive officers and directors, a period of 60 days from the date of this prospectus supplement.

Additionally, we have agreed that for a period of 90 days from the date of this prospectus supplement, we will not directly or indirectly offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock in any “at-the-market,” continuous equity transaction or variable rate transaction, without the prior written consent of the placement agent.

Right of First Refusal

We have granted the placement agent a right of first refusal, for a period of twelve months from the closing of the offering, to act as sole investment banker, sole book-runner, and/or sole placement agent, at the placement agent’s sole and exclusive discretion, for each and every future public and private equity and debt offering, including all of our equity linked financings (each, a “Subject Transaction”), of the Company or any successor (or any of our subsidiaries), on terms and conditions customary to the placement agent for such Subject Transactions.

Regulation M Compliance

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in our placement agency agreement with the placement agent. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

Nasdaq Capital Market Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “XTIA”. There is no established trading market for the Pre-funded Warrants and the Warrants and we do not intend to list the Pre-funded Warrants and the Warrants on any securities exchange or nationally recognized trading system.

Other

From time to time, the placement agent and/or their affiliates may in the future provide, various investment banking and other financial services for us for which they may receive customary fees. In the course of their businesses, the placement agent and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the placement agent and their affiliates may at any time hold long or short positions in such securities or loans. Other than as described below, the placement agent has not provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus supplement.

On July 30, 2024, we entered into an agreement with ThinkEquity (which was amended on October 10, 2024 and March 26, 2025), whereby we engaged ThinkEquity to provide financial advisory services. Pursuant to the agreement, as amended, we issued ThinkEquity 4,000 shares of restricted common stock, subject to certain registration rights, and we paid ThinkEquity cash fees of $523,000, and we reimbursed ThinkEquity for $3,200 of out-of-pocket expenses.

On January 10, 2025, we consummated a registered direct offering of our common stock. ThinkEquity served as placement agent and received $1,400,001 of placement agent fees and warrants to purchase 72,727 shares of common stock, which were exercisable commencing January 10, 2025, expire January 8, 2030 and have an exercise price of $17.1875 per share. Additionally, we reimbursed ThinkEquity for $175,000 of actual out-of-pocket offering expenses.

On March 31, 2025, we consummated an underwritten public offering of our common stock, pre-funded warrants and common warrants. ThinkEquity served as representative of the underwriters and received $280,002 of underwriting commissions and warrants to purchase 147,060 shares of common stock, which were exercisable commencing March 31, 2025, expire March 28, 2030 and have an exercise price of $1.70 per share. Additionally, we reimbursed ThinkEquity for $175,000 of actual out-of-pocket offering expenses.

On May 13, 2025, we entered into another advisory agreement with ThinkEquity, pursuant to which we agreed to issue 125,000 shares of restricted common stock, subject to certain registration rights, to ThinkEquity in consideration for financial advisory services agreed to be rendered to the Company pursuant to the advisory agreement. ThinkEquity did not receive any demand or piggyback registration rights with respect to such shares. Accordingly, such registration rights comply with FINRA Rule 5110(g)(8)(C) and (D). Such shares have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110 (d)(1)(A) of FINRA.

ThinkEquity served as representative of the underwriters of the June Offering. In connection with the initial closing of the June Offering on June 26, 2025 and the closings of the over-allotment option exercises during July 2025, ThinkEquity received an aggregate of $1,287,965 of underwriting commissions and warrants to purchase 525,701 shares of common stock, which were exercisable immediately upon issuance, expire on the five-year anniversary of the commencement of sales of securities in the June Offering, and have an exercise price of $2.1875 per share. Additionally, we reimbursed ThinkEquity for $175,000 of actual out-of-pocket offering expenses.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Mitchell Silberberg & Knupp LLP, New York, New York. Blank Rome LLP, New York, New York, has acted as counsel for the placement agent in connection with certain legal matters related to this offering.

EXPERTS

The audited consolidated financial statements of the Company and its subsidiaries, as of and for the years ended December 31, 2024 and 2023, have been incorporated by reference into this prospectus supplement in reliance upon the report of Marcum LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

The audited financial statements of XTI Aircraft Company as of and for the years ended December 31, 2023 and 2022, included in our Current Report on Form 8-K/A filed with the SEC on May 28, 2024, have been incorporated by reference into this prospectus supplement in reliance upon the report of Marcum LLP, independent registered public accounting firm, which includes an explanatory paragraph as to XTI Aircraft Company’s ability to continue as a going concern, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement constitutes a part of the registration statement on Form S-3 that we have filed with the SEC under the Securities Act. As permitted by the SEC’s rules, this prospectus supplement and any accompanying prospectus, which forms a part of the registration statement, do not contain all of the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus supplement or any accompanying prospectus concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at www.xtiaerospace.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we previously filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus supplement and prior to the termination of this offering:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 15, 2025;

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025, filed with the SEC on May 19, 2025 and August 14, 2025, respectively;

●	with the exception of the portions of the following filings that are furnished rather than filed, our Current Reports on Form 8-K, filed with the SEC on January 10, 2025, January 23, 2025, February 12, 2025, February 13, 2025, March 7, 2025, March 18, 2025, March 27, 2025, March 28, 2025, March 31, 2025, April 4, 2025, April 22, 2025, April 30, 2025, June 26, 2025, July 7, 2025, July 9, 2025, July 9, 2025, August 19, 2025, August 21, 2025, September 5, 2025, September 11, 2025 and September 11, 2025 and on Form 8-K/A, filed with the SEC on May 28, 2024; and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on April 7, 2014, including any amendments or reports filed with the SEC for the purposes of updating such description.

Any statements made in a document incorporated by reference in this prospectus supplement are deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus supplement or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement. Any statement made in this prospectus supplement is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference in this prospectus supplement, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

The information relating to us contained in this prospectus supplement should be read together with the information in the documents incorporated by reference. In addition, certain information, including financial information, contained in this prospectus supplement or incorporated by reference in this prospectus supplement should be read in conjunction with documents we have filed with the SEC.

We will provide to each person, including any beneficial holder, to whom a prospectus supplement is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement. Requests for documents should be by writing to or telephoning us at the following address: XTI Aerospace, Inc., Attention: Secretary, 8123 InterPort Blvd., Suite C, Englewood, CO 80112, (800) 680-7412. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

PROSPECTUS

$1,000,000,000

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Subscription Rights

Units

Warrants

By this prospectus and an accompanying prospectus supplement, we may from time to time offer and sell, in one or more offerings, up to $1,000,000,000 in any combination of common stock, preferred stock, depositary shares, debt securities, warrants, units and subscription rights.

We will provide you with more specific terms of these securities in one or more supplements to this prospectus. We may also authorize one or more free-writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus and any applicable prospectus supplement or free writing prospectus, as well as any documents incorporated by reference carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “XTIA.” On July 31, 2025, the closing price of our common stock as reported by the Nasdaq Capital Market was $2.03 per share.

An investment in our common stock involves a high degree of risk. See “Risk Factors” on page 6 of this prospectus for more information on these risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is August 12, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more primary offerings, up to the maximum aggregate dollar amount $1,000,000,000.

This prospectus provides you with a general description of the securities which may be offered. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the securities we may offer under this prospectus. Specifically, we have filed certain legal documents that establish the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may obtain copies of that registration statement and the other reports and documents referenced herein as described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

Note Regarding XTI Merger and Reverse Stock Splits

On March 12, 2024, XTI Aerospace, Inc. (formerly known as Inpixon (“Legacy Inpixon”)), Superfly Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of XTI Aerospace, Inc. (“Merger Sub”), and XTI Aircraft Company, a Delaware corporation (“Legacy XTI”), completed a merger transaction pursuant to that certain Agreement and Plan of Merger, dated as of July 24, 2023 and amended on December 30, 2023 and March 12, 2024 (as so amended, the “XTI Merger Agreement”), whereby Merger Sub merged with and into Legacy XTI with Legacy XTI surviving the merger as a wholly-owned subsidiary of XTI Aerospace, Inc. (the “XTI Merger”). In connection with the closing of the XTI Merger, we changed our corporate name to “XTI Aerospace, Inc.”

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus and the information incorporated by referenced herein to “XTI Aerospace,” the “Company,” “we,” “us,” “our” and similar terms refer collectively to XTI Aerospace, Inc. and our subsidiaries, Inpixon GmbH, Inpixon Holding UK Limited, IntraNav GmbH, and prior to the closing of the XTI Merger, Merger Sub, and after the closing of the XTI Merger, Legacy XTI.

We effected a reverse stock split of our outstanding common stock at a ratio of 1-for-100, effective as of March 12, 2024, for the purpose of complying with Nasdaq Listing Rule 5550(a)(2) and satisfying the bid price requirements applicable for initial listing applications in connection with the closing of the XTI Merger. We also effected a reverse stock split of our outstanding common stock at a ratio of 1-for-250, effective as of January 10, 2025, for the purpose of complying with Nasdaq Listing Rule 5550(a)(2). We have reflected the reverse stock splits herein, unless otherwise indicated.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference in this prospectus contain forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements. All statements, other than statements of historical facts, contained or incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management and expected market growth are forward-looking statements. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimates,” “expects,” “intends,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words.

We have based these forward looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus and other periodic reports incorporated herein by reference, regarding, among other things:

●	our history of losses;

●	our ability to achieve profitability;

●	the risk that we have a limited operating history, have not yet manufactured any non-prototype aircraft or delivered any aircraft to a customer, and we and our current and future collaborators may be unable to successfully develop and market our aircraft or solutions, or may experience significant delays in doing so;

●	the ability to meet the development and commercialization schedule with respect to the TriFan 600;

●	our ability to secure required certifications for the TriFan 600 and/or any other aircraft we develop;

●	our ability to navigate the regulatory environment and complexities with compliance related to such environment;

●	the risk that our conditional pre-orders (which include conditional aircraft purchase agreements, non-binding reservations, and options) are canceled, modified, delayed or not placed and that we must return the refundable deposits;

●	our ability to obtain adequate financing in the future as needed;

●	emerging competition and rapidly advancing technologies in our industries that may outpace our technology;

●	the risk that other aircraft manufacturers develop competitive VTOL aircraft or other competitive aircraft that adversely affect our market position;

●	customer demand for the products and services we develop;

●	our ability to develop other new products and technologies;

●	our ability to attract customers and/or fulfill customer orders;

●	our ability to enhance and maintain the reputation of our brand and expand our customer base;

●	our ability to scale in a cost-effective manner and maintain and expand our manufacturing and supply chain relationships;

●	our ability to attract, integrate, manage, and retain qualified personnel or key employees;

●	our ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market;

●	the risks relating to long development and sales cycles, our ability to satisfy the conditions and deliver on the orders and reservations, our ability to maintain quality control of our aircraft, and our dependence on third parties for supplying components and potentially manufacturing the aircraft;

●	the risk that our ability to sell our aircraft may be limited by circumstances beyond our control, such as a shortage of pilots and mechanics who meet the training standards, high maintenance frequencies and costs for the sold aircraft, and any accidents or incidents involving VTOL aircraft that may harm customer confidence;

●	general economic conditions and events and the impact they may have on us and our potential customers, including, but not limited to escalating tariff and non-tariff trade measures imposed by the U.S. and other countries, increases in inflation rates and rates of interest, supply chain challenges, increased costs for materials and labor, cybersecurity attacks, the ongoing conflicts between Russia and Ukraine and Hamas and Israel, and public health threats such as the COVID-19 pandemic;

●	lawsuits and other claims by third parties or investigations by various regulatory agencies that we may be subjected to and are required to report, including but not limited to, the SEC;

●	the outcome of any known and unknown litigation and regulatory proceedings;

●	the risk that our future patent applications may not be approved or may take longer than expected, and that we may incur substantial costs in enforcing and protecting our intellectual property;

●	our ability to respond to a failure of our systems and technology to operate our business;

●	impact of any changes in existing or future tax regimes;

●	our success at managing the risks involved in the foregoing items; and

●	other factors discussed in this prospectus.

These risks are not exhaustive. Other sections of this prospectus and the documents incorporated herein by reference may include additional factors that could adversely impact our business and financial performance. Moreover, we operate in two very competitive and rapidly changing industries. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward looking statements. You should read this prospectus and the documents incorporated herein by reference with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. Except as required by law, we undertake no obligation to update publicly any forward looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.

We qualify all of our forward looking statements by these cautionary statements.

OUR BUSINESS

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

The Company

We are primarily an aircraft development company. We also provide real-time location systems (“RTLS”) for the industrial sector.

Headquartered in Englewood, Colorado, the Company is developing a vertical takeoff and landing (“VTOL”) airplane that is designed to take off and land like a helicopter and cruise like a fixed-wing business airplane. We believe our initial configuration, the TriFan 600 airplane, will be one of the first civilian fixed-wing VTOL airplanes that offers the speed and comfort of a business airplane and the range and versatility of VTOL for a wide range of customer applications, including private aviation for business and high net worth individuals, emergency medical services and regional charter air travel, defining a new category of VTOL that we term the “xVTOL.” The TriFan 600 is a seven-occupant airplane intended to provide point-to-point air travel over distances of over 1,000 miles, fly at twice the speed and three times the range of competing helicopters and cruise at altitudes of up to 25,000 feet. Since 2013, we have been engaged primarily in developing the aerodynamic performance and top-level engineering design of the TriFan 600, building and testing a two-thirds scale unmanned version of the TriFan 600, generating pre-orders for the TriFan 600, and seeking funds from investors to enable the Company to advance the detailed design and certification of the TriFan 600, and to eventually engage in commercial production and sale of the TriFan 600.

We continue to work to optimize our airplane design for both manufacturing and certification. The development of an xVTOL airplane that meets our business requirements demands significant design and development efforts on all facets of the airplane. We believe that by bringing together a mix of talent with VTOL and traditional commercial aerospace backgrounds, we have built a team that enables us to move through the design, development, and certification of our xVTOL airplane with the Federal Aviation Administration (“FAA”) in an efficient manner, thus allowing us to achieve our end goal of bringing to market our airplane as efficiently as possible.

To date, we have not generated any revenue from aircraft sales because we are still designing and developing our xVTOL airplane. Additionally, we are seeking the necessary governmental approvals to bring the airplane into service. To continue funding these efforts, we will need to raise capital for the foreseeable future. The amount and timing of our future capital needs will depend on various factors, including the progress and results of our airplane’s design and development, our manufacturing operations, and our success in obtaining the required FAA certifications and other government approvals. For instance, any significant delays in securing FAA certifications or other government approvals may force us to raise more capital and could postpone our ability to generate revenue from aircraft sales.

Our RTLS solutions leverage cutting-edge technologies such as IoT, AI, and big data analytics to provide real-time tracking and monitoring of assets, machines, and people within industrial environments. With our RTLS solutions, businesses can achieve improved operational efficiency, enhanced safety and reduced costs. By having real-time visibility into operations, industrial organizations can make informed, data-driven decisions, minimize downtime, and ensure compliance with industry regulations.

We report financial results for two segments: Commercial Aviation and Industrial IoT. For Industrial IoT, we generate revenue from sales of hardware, software licenses and professional services. During the quarter ended December 31, 2024, we began exploring strategic options to wind down and/or sell the hardware portions of our Industrial IoT business segment in order to shift its focus towards the sales of software products. For Commercial Aviation, the segment is pre-revenue as we are currently developing the TriFan 600 airplane.

Corporate Strategy

Our primary focus is to power what we term the Vertical Economy™ by delivering high-performance xVTOL solutions that scale from aircraft to innovative technologies and infrastructure. We identify seven areas that comprise the Vertical Economy: manned aircraft, unmanned aircraft, power technology, airspace and infrastructure management, artificial intelligence, aircraft advanced materials and next gen manufacturing. The term “xVTOL” is intended to encompass the broad spectrum of vertical lift technologies within the Vertical Economy, including various aircraft types (e.g., electric VTOL, regional VTOL and drones), operational models (manned and unmanned), supporting technologies (e.g., propulsion systems and aerospace-related artificial intelligence technologies) and customer applications. With the TriFan 600 as our flagship commercial aviation product, we are laying the groundwork for an innovative family of versatile aircraft and solutions addressing passenger travel, logistics, autonomous operations and defense missions that we believe will unlock significant growth and market leadership.

Expanding into autonomous, remotely operated drones is key to our strategic focus. By combining drone technology with VTOL innovation, we believe we are positioning the Company to accelerate the development of both unmanned aerial vehicles (“UAV”) and VTOL solutions, expand its market presence, and create new revenue-generating opportunities across multiple industries. We will also be opportunistic and may consider other strategic transactions, which may include, but not be limited to, other alternative investment opportunities, such as minority investments and joint ventures. If we make any acquisitions in the future, we expect that we may pay for such acquisitions with cash, equity securities and/or debt in combinations appropriate for each acquisition.

Corporate Information

We were originally formed in the State of Nevada in April 1999. We have three direct, wholly-owned operating subsidiaries: XTI Aircraft Company, based in Englewood, Colorado (at our corporate headquarters), Inpixon GmbH (previously Nanotron Technologies GmbH), based in Berlin, Germany, and XTI Drones, LLC, based in Texas. IntraNav GmbH, based in Eschborn, Germany, is an indirect subsidiary of the Company and the wholly-owned subsidiary of Inpixon GmbH.

Our principal executive offices are located at Centennial Airport at 8123 InterPort Blvd., Suite C, Englewood, Colorado 80112. We also sublease office space in Palo Alto, California. Two of our subsidiaries, Inpixon GmbH and IntraNav GmbH, maintain offices in Berlin Germany, and Eschborn, Germany, respectively.

Our telephone number is (800) 680-7412. Our Internet website is www.xtiaerospace.com. The information on, or that can be accessed through, our website is not part of this prospectus, and you should not rely on any such information in making any investment decision relating to our securities. For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

RISK FACTORS

Investing in any securities offered pursuant to this prospectus involves a high degree of risk. Please see the risk factors set forth in Part I, Item 1A of our Annual Report on Form 10-K and other filings we make with the SEC, which are incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

USE OF PROCEEDS

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us in primary offerings under this prospectus and any related prospectus supplement for general corporate purposes. These purposes may include working capital, acquisitions and other business opportunities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities. We cannot estimate precisely the allocation of the net proceeds from these offerings. Accordingly, our management team will have broad discretion in the application of the net proceeds of these offerings, if any.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities sold by the Company in a primary offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF THE SECURITIES THAT MAY BE OFFERED

Description of Common Stock

The following summary of the rights of our common stock is not complete and is subject to and qualified in its entirety by reference to our articles of incorporation and bylaws, copies of which have been filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Under our articles of incorporation, we are authorized to issue up to 505,000,000 shares of capital stock, par value $0.001 per share, of which 500,000,000 are shares of common stock and 5,000,000 are shares of “blank check” preferred stock. As of July 31, 2025, 20,253,316 shares of common stock were issued and outstanding. Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

The holders of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive pro rata dividends, if any, declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payments of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered by this prospectus will also be fully paid and non-assessable.

Our common stock is listed on the Nasdaq Capital Market under the symbol “XTIA”. On July 31, 2025, the closing price of our common stock as reported by the Nasdaq Capital Market was $2.03 per share. Our stock transfer agent is Computershare Trust Company, N.A., 150 Royall Street, Suite 101, Canton, MA 02021.

Registration Rights

Pursuant to the XTI Merger Agreement, we agreed to file a registration statement under the Securities Act to register the resale of the shares of our common stock issued in the XTI Merger that were not registered on the Company’s registration statement on Form S-4 filed in connection with the XTI Merger.

Pursuant to the advisory agreement that we entered into with a third-party advisor on July 30, 2024 (which agreement was amended on October 10, 2024 and March 26, 2025), we issued the advisor 4,000 shares of restricted common stock as partial consideration for financial advisory services, and we agreed to register such shares. Pursuant to a separate advisory agreement that we entered into with the same advisor on May 13, 2025, we issued the advisor 125,000 shares of restricted common stock as partial consideration for financial advisory services, and we agreed to register such shares.

Description of Preferred Stock

Our articles of incorporation permit us to issue up to 5,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific rights of the holders of our preferred stock. However, the effects might include, among other things:

●	Impairing dividend rights of our common stock;

●	Diluting the voting power of our common stock;

●	Impairing the liquidation rights of our common stock; and

●	Delaying or preventing a change of control without further action by our stockholders.

Series 4 Preferred Stock

Our board of directors designated 10,415 shares of preferred stock as Series 4 Convertible Preferred Stock, $0.001 par value with a stated value of $1,000 (the “Series 4 Preferred Stock”). The Series 4 Preferred Stock was originally issued in our public offering of securities consummated on April 24, 2018. As of July 31, 2025, there was one share of Series 4 Preferred Stock outstanding convertible into 1 share of common stock.

Our board of directors may, without stockholder approval, issue shares of an additional class or series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of the Series 4 Preferred Stock, except as prohibited by the certificate of designation of preferences, rights and limitations of the Series 4 Preferred Stock.

Conversion. Each share of Series 4 Preferred Stock is convertible, at any time and from time to time at the option of the holder thereof, into that number of shares of common stock determined by dividing the stated value of $1,000 by the current conversion price equal to $418,500,000 per share. In addition, the conversion price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations or reclassifications. A holder of the Series 4 Preferred Stock will not have the right to convert any portion of the Series 4 Preferred Stock to the extent that, after giving effect to the conversion, the holder, together with its affiliates, would beneficially own in excess of 4.99% (subject to adjustment to up to 9.99% solely at the holder’s discretion upon 61 days’ prior notice to us) of the number of shares of our common stock outstanding immediately after giving effect to its conversion.

Fundamental Transactions. In the event we effect certain mergers, consolidations, sales of substantially all of our assets, tender or exchange offers, reclassifications or share exchanges in which our common stock is effectively converted into or exchanged for other securities, cash or property, we consummate a business combination in which another person acquires more than 50% of the outstanding shares of our common stock, then, upon any subsequent conversion of the Series 4 Preferred Stock, the holders of the Series 4 Preferred Stock will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon conversion in full of the Series 4 Preferred Stock.

Dividends. Holders of the Series 4 Preferred Stock will be entitled to receive dividends equal (on an “as converted to common stock” basis) to and in the same form as dividends actually paid on shares of our common stock when, as and if such dividends are paid on shares of our common stock. No other dividends will be paid on shares of Series 4 Preferred Stock.

Voting Rights. Except as otherwise provided in the certificate of designation or as otherwise required by law, the Series 4 Preferred Stock has no voting rights.

Liquidation. Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series 4 Preferred Stock will be entitled to receive distributions out of our assets, whether capital or surplus, of the same amount that a holder of common stock would receive if the Series 4 Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to common stock which amounts will be paid pari passu with all holders of common stock.

Anti-Dilution Protection. The Series 4 Preferred contain an anti-dilution protection feature, to adjust the conversion price if shares of common stock are sold or issued for a consideration per share less than the conversion price then in effect (subject to certain exemptions), provided, that the conversion price will not be less than $418,500,000.

Redemption Rights. We are not obligated to redeem or repurchase any shares of Series 4 Preferred Stock. Shares of Series 4 Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous provisions.

Series 5 Preferred Stock

Our board of directors designated 12,000 shares of preferred stock as Series 5 Convertible Preferred Stock, $0.001 par value with a stated value of $1,000 (the “Series 5 Preferred Stock”). The Series 5 Preferred Stock was originally issued in our rights offering consummated on January 15, 2019. As of July 31, 2025, there were 126 shares of Series 5 Preferred Stock outstanding convertible into 1 share of common stock. Our board of directors may, without stockholder approval, issue shares of an additional class or series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of the Series 5 Preferred Stock, except as prohibited by the certificate of designation of preferences, rights and limitations of the Series 5 Preferred Stock.

Conversion. Each share of Series 5 Preferred Stock will be convertible at the option of the holder at any time, into the number of shares of our common stock determined by dividing the $1,000 stated value per share of the Series 5 Preferred Stock by a conversion price of $280,968,750 per share. In addition, the conversion price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations or reclassifications. Subject to limited exceptions, a holder of the Series 5 Preferred Stock will not have the right to convert any portion of the Series 5 Preferred Stock to the extent that, after giving effect to the conversion, the holder, together with its affiliates, would beneficially own in excess of 4.99% (subject to adjustment to up to 9.99% solely at the holder’s discretion upon 61 days’ prior notice to us) of the number of shares of our common stock outstanding immediately after giving effect to its conversion.

Fundamental Transactions. In the event we effect certain mergers, consolidations, sales of substantially all of our assets, tender or exchange offers, reclassifications or share exchanges in which our common stock is effectively converted into or exchanged for other securities, cash or property, we consummate a business combination in which another person acquires more than 50% of the outstanding shares of our common stock, then, upon any subsequent conversion of the Series 5 Preferred Stock, the holders of the Series 5 Preferred Stock will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon conversion in full of the Series 5 Preferred Stock.

Dividends. Holders of Series 5 Preferred Stock will be entitled to receive dividends (on an as-if-converted-to-common-stock basis) in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of common stock.

Voting Rights. Except as otherwise provided in the certificate of designation or as otherwise required by law, the Series 5 Preferred Stock has no voting rights.

Liquidation. Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of Series 5 Preferred Stock will be entitled to receive out of our assets, whether capital or surplus, the same amount that a holder of common stock would receive if the Series 5 Preferred Stock were fully converted (disregarding for such purpose any conversion limitations under the certificate of designation) to common stock, which amounts will be paid pari passu with all holders of common stock.

Redemption Rights. We are not obligated to redeem or repurchase any shares of Series 5 Preferred Stock. Shares of Series 5 Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous provisions.

Description of Depositary Shares

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the prospectus supplement, of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited with a depositary named in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Depositary Shares

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Description of Debt Securities

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We may issue debt securities under an indenture that we will enter into with the trustee named in such indenture. Such indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. While it is highly likely that any debt securities we issue will be issued under an indenture, we reserve the right to issue debt securities other than under an indenture pursuant to an exemption from the indenture requirement under the Trust Indenture Act. Any debt securities issued by us other than pursuant to an indenture will subject the purchasers of such debt securities to certain unique risks arising from the lack of a trustee charged with the responsibility of monitoring the debt securities and enforcing the rights of the holders of such debt securities, which will be set forth in a prospectus supplement filed with regard to such unindentured debt securities. If we issue debt securities other than under an indenture, we will likely be limited to issuing a maximum of $50 million of such debt securities and it is also likely that such debt securities will be unsecured and subordinated.

The following summary of material provisions of the debt securities and the related indenture, assuming an indenture is entered into, is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture will not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the provisions contained in the indenture that require the assumption of debt securities by successors in connection with any consolidation, merger and sale of all or substantially all of our assets, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold; provided that if the additional debt securities are not fungible with the debt securities of the series previously offered or sold for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP or other identifying number.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities;

●	the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property would have to make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 30 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 60 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities-Consolidation, Merger or Sale”;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities-General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Description of Subscription Rights

We may issue subscription rights to purchase common stock, preferred stock, depositary shares, debt securities, warrants or any combination thereof. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each security upon the exercise of the subscription rights;

●	the number of subscription rights issued to each stockholder;

●	the number and terms of the securities that may be purchased pursuant to each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights.

Description of Units

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

We may issue units consisting of common stock, preferred stock, depositary shares, debt securities, warrants or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Depositary Shares,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, depositary share, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Description of Warrants

Warrants to Purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities

We may issue warrants for the purchase of common stock, preferred stock, depositary shares or debt securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company to be named in the applicable prospectus supplement, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. If we offer warrants, we will file the warrant agreement relating to the offered warrants as an exhibit to, or incorporate it by reference in, the registration statement of which this prospectus is a part.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of common stock, preferred stock, depositary shares or debt securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the common stock, preferred stock, depositary shares or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Outstanding Warrants

As of July 31, 2025, there were warrants outstanding to purchase up to a total of 11,250,616 shares of our common stock, which expire between 2027 and 2030. Each of these warrants entitles the holder to purchase one share of common stock at current prices ranging from $1.36 to $146,250.00 per share.

June 2025 Common Warrants and June 2025 Representative’s Warrants

On June 24, 2025, we entered into an underwriting agreement with ThinkEquity LLC (“ThinkEquity”), as the representative of the underwriters named therein, relating to a firm commitment underwritten public offering (the “June 2025 Offering”) of 6,231,200 shares of common stock, pre-funded warrants to purchase up to 2,911,800 shares of common stock, and common warrants to purchase up to 9,143,000 shares of common stock (the “June 2025 Common Warrants”). Pursuant to the underwriting agreement, we also granted ThinkEquity a 45-day option to purchase, at the public offering price, less the underwriting discounts and commissions, up to 1,371,000 additional shares of common stock (and/or pre-funded warrants in lieu thereof) and/or up to 1,371,000 additional June 2025 Common Warrants or any combination thereof, to cover any over-allotments (the “Over-Allotment Option”). ThinkEquity partially exercised the Over-Allotment Option on June 25, 2025 for 1,371,000 additional June 2025 Common Warrants. The initial closing of the June 2025 Offering and the closing of the June 25, 2025 partial exercise of the Over-Allotment Option occurred on June 26, 2025.

As part of its compensation for serving as representative in connection with the June 2025 Offering, on June 26, 2025, we issued ThinkEquity representative warrants to purchase up to 457,150 shares of common stock (the “June 2025 Representative’s Warrants”).

On July 7, 2025, we closed a partial exercise of the Over-Allotment Option, which was exercised for 1,219,995 shares of common stock. On July 7, 2025, we also issued ThinkEquity additional June 2025 Representative’s Warrants to purchase an aggregate of 61,000 shares of common stock, with substantially similar terms as the June 2025 Representative’s Warrants issued in connection with the initial closing of the June 2025 Offering.

On July 9, 2025, we closed a partial exercise of the Over-Allotment Option, which was exercised for 151,005 shares of common stock. Following the partial exercise of the over-allotment option, the over-allotment option has been fully exercised. On July 9, 2025, we also issued ThinkEquity additional June 2025 Representative’s Warrants to purchase an aggregate of 7,551 shares of common stock, with substantially similar terms as the June 2025 Representative’s Warrants issued in connection with the initial closing of the June 2025 Offering.

As of July 31, 2025, there were outstanding June 2025 Common Warrants to purchase up to 10,447,300 shares of our common stock and June 2025 Representative’s Warrants to purchase up to 525,701 shares of our common stock. All of the pre-funded warrants issued in the June 2025 Offering have been exercised in full.

June 2025 Common Warrants

Duration and Exercise Price. Each June 2025 Common Warrant has an exercise price of $2.00 per share. The June 2025 Common Warrants were immediately exercisable upon issuance and may be exercised at any time until the fifth anniversary of the date of issuance, provided that there is a registration statement available for the issuance of the shares of common stock underlying the June 2025 Common Warrants unless an exemption from registration is available or the June 2025 Common Warrants are exercised via cashless exercise as discussed below.

Subject to the rules and regulations of the applicable trading market, we may at any time during the term of the June 2025 Common Warrants, reduce the then current exercise price to any amount and for any period of time deemed appropriate by our board of directors. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability. The June 2025 Common Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Cashless Exercise. If, at the time a holder exercises its June 2025 Common Warrants, a registration statement registering the issuance of the shares of our common stock underlying the June 2025 Common Warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of our common stock determined according to a formula set forth in the June 2025 Common Warrants.

Exercise Limitation. In general, a holder will not have the right to exercise any portion of a June 2025 Common Warrant if the holder (together with its Attribution Parties (as defined in the June 2025 Common Warrant)) would beneficially own in excess of 4.99% or 9.99%, at the election of the holder, of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the June 2025 Common Warrant. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided, that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the June 2025 Common Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability. Subject to applicable laws, a June 2025 Common Warrant may be transferred at the option of the holder upon surrender of the June 2025 Common Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market. There is no trading market available for the June 2025 Common Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We have not applied to list the June 2025 Common Warrants on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of the June 2025 Common Warrants is extremely limited.

Right as a Stockholder. Except as otherwise provided in the June 2025 Common Warrants or by virtue of such holder’s ownership of common stock, the holders of the June 2025 Common Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their June 2025 Common Warrants. The June 2025 Common Warrants provide that holders have the right to participate in distributions or dividends paid on our common stock.

Fundamental Transaction. Upon the consummation of a fundamental transaction (as described in the June 2025 Common Warrants, and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our merger, amalgamation or consolidation with or into another person (other than any merger or amalgamation or consolidation with or into an operating company or asset of another person that is a business synergistic with our business and where the valuation of the consideration given by the Company in such merger or consolidation or amalgamation is 20% or less (30% or less in the event of a merger or consolidation or amalgamation with ReadyMonitor, LLC or an affiliate thereof) of the then market capitalization of the Company (based on the average of the five VWAPs immediately prior to the public announcement of such transaction of the Company)), the acquisition of more than 50% of our common equity, or any person or group becoming the beneficial owner of 50% of the voting power of our outstanding shares of common stock), the holders of the June 2025 Common Warrants will be entitled to receive, upon exercise of the June 2025 Common Warrants, the kind and amount of securities, cash or other property that such holders would have received had they exercised the June 2025 Common Warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the June 2025 Common Warrants. Additionally, as more fully described in the June 2025 Common Warrants, in the event of certain fundamental transactions, the holders of the June 2025 Common Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the June 2025 Common Warrants on the date of consummation of such transaction.

Governing Law. The June 2025 Common Warrants are governed by New York law.

June 2025 Representative’s Warrants

Duration and Exercise Price. The June 2025 Representative’s Warrants have an exercise price of $2.1875 per share. The June 2025 Representative’s Warrants were immediately exercisable upon issuance and are exercisable at any time and from time to time, in whole or in part, until the five-year anniversary of the commencement of sales of the shares of common stock issued in the June 2025 Offering. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. However, the exercise price of the June 2025 Representative’s Warrants will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price then in effect.

Exercisability. The June 2025 Representative’s Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the June 2025 Representative’s Warrants to the extent that the holder would beneficially own more than 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-funded Warrant. However, a holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided, that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice. No fractional shares of common stock will be issued in connection with the exercise of a June 2025 Representative’s Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon exercise of a June 2025 Representative’s Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the June 2025 Representative’s Warrants. Additionally, on the expiration date of the June 2025 Representative’s Warrants, any June 2025 Representative’s Warrants outstanding and unexercised will be automatically exercised via cashless exercise as provided therein. In such event, we will not receive any cash proceeds.

Transferability. Subject to applicable laws, a June 2025 Representative’s Warrant may be transferred at the option of the holder upon surrender of the June 2025 Representative’s Warrant to us together with the appropriate instruments of transfer; provided, however, the June 2025 Representative’s Warrants may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days following the commencement of sales of the securities issued in the June 2025 Offering.

Trading Market. There is no trading market available for the June 2025 Representative’s Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the June 2025 Representative’s Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the June 2025 Representative’s Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their June 2025 Representative’s Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the June 2025 Representative’s Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person (other than any of our subsidiaries or affiliates whereby our stockholders immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation), the acquisition of more than 50% of our outstanding common stock, the holders of the June 2025 Representative’s Warrants will be entitled to receive upon exercise of the June 2025 Representative’s Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the June 2025 Representative’s Warrants immediately prior to such fundamental transaction.

Governing Law. The June 2025 Representative’s Warrants are governed by New York law.

March 2025 Common Warrants and March 2025 Representative’s Warrants

On March 28, 2025, we entered into an underwriting agreement with ThinkEquity, as the representative of the underwriters named therein, pursuant to which we sold, in an underwritten offering that closed on March 31, 2025 (the “March 2025 Offering”) 765,200 shares of common stock, pre-funded warrants to purchase up to 2,176,000 shares of common stock, and common warrants to purchase up to 2,941,200 shares of common stock (the “March 2025 Common Warrants”). All of the pre-funded warrants issued in the March 2025 Offering have been exercised in full. As of July 31, 2025, there were outstanding March 2025 Common Warrants to purchase up to 56,700 shares of our common stock.

As part of its compensation for serving as representative in connection with the March 2025 Offering, we issued ThinkEquity representative warrants to purchase up to 147,060 shares of common stock (the “March 2025 Representative’s Warrants”), all of which are outstanding as of July 31, 2025.

March 2025 Common Warrants

Duration and Exercise Price. Each March 2025 Common Warrant has an exercise price of $1.36 per share. The March 2025 Common Warrants were immediately exercisable upon issuance and may be exercised at any time until the fifth anniversary of the date of issuance, provided that there is a registration statement available for the issuance of the shares of common stock underlying the March 2025 Common Warrants unless an exemption from registration is available.

Subject to the rules and regulations of the applicable trading market, we may at any time during the term of the March 2025 Common Warrants, reduce the then current exercise price to any amount and for any period of time deemed appropriate by our board of directors. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability. The March 2025 Common Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Cashless Exercise. If, at the time a holder exercises its March 2025 Common Warrants, a registration statement registering the issuance of the shares of our common stock underlying the March 2025 Common Warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of our common stock determined according to a formula set forth in the March 2025 Common Warrants.

Exercise Limitation. In general, a holder will not have the right to exercise any portion of a March 2025 Common Warrant if the holder (together with its Attribution Parties (as defined in the March 2025 Common Warrant)) would beneficially own in excess of 4.99% or 9.99%, at the election of the holder, of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the March 2025 Common Warrant. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided, that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the March 2025 Common Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability. Subject to applicable laws, a March 2025 Common Warrant may be transferred at the option of the holder upon surrender of the March 2025 Common Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market. There is no trading market available for the March 2025 Common Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We have not applied to list the March 2025 Common Warrants on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of the March 2025 Common Warrants is extremely limited.

Right as a Stockholder. Except as otherwise provided in the March 2025 Common Warrants or by virtue of such holder’s ownership of common stock, the holders of the March 2025 Common Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their March 2025 Common Warrants. The March 2025 Common Warrants provide that holders have the right to participate in distributions or dividends paid on our common stock.

Fundamental Transaction. Upon the consummation of a fundamental transaction (as described in the March 2025 Common Warrants, and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our merger, amalgamation or consolidation with or into another person (other than any merger or amalgamation or consolidation with or into an operating company or asset of another person that is a business synergistic with our business and where the valuation of such merger or consolidation or amalgamation is 20% or less (30% or less in the event of a merger or consolidation or amalgamation with ReadyMonitor, LLC or an affiliate thereof) of the then market capitalization (based on the average of the five VWAPs immediately prior to the public announcement of such transaction of the Company)), the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of 50% of the voting power of our outstanding shares of common stock), the holders of the March 2025 Common Warrants will be entitled to receive, upon exercise of the March 2025 Common Warrants, the kind and amount of securities, cash or other property that such holders would have received had they exercised the March 2025 Common Warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the March 2025 Common Warrants. Additionally, as more fully described in the March 2025 Common Warrants, in the event of certain fundamental transactions, the holders of the March 2025 Common Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the March 2025 Common Warrants on the date of consummation of such transaction.

Governing Law. The March 2025 Common Warrants are governed by New York law.

March 2025 Representative’s Warrants

The March 2025 Representative’s Warrants have an exercise price of $1.70 per share. The March 2025 Representative’s Warrants were immediately exercisable upon issuance and are exercisable at any time and from time to time, in whole or in part, until the five-year anniversary of the commencement of sales of the shares of securities issued in the March 2025 Offering. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The remaining material terms of the March 2025 Representative’s Warrants are substantially similar to those of the June 2025 Representative’s Warrants.

Placement Agent Warrants

On January 7, 2025, we entered into a placement agency agreement with ThinkEquity, pursuant to which we sold directly to various investors, in a best efforts public offering that closed on January 10, 2025 (the “January 2025 Offering”), an aggregate of 1,454,546 shares of common stock. As part of its compensation for acting as placement agent for the January 2025 Offering, we issued to ThinkEquity placement agent warrants to purchase an aggregate of 72,727 shares of common stock (the “Placement Agent Warrants”), all of which are outstanding as of July 31, 2025.

The Placement Agent Warrants have an exercise price of $17.1875 per share. The Placement Agent Warrants were immediately exercisable upon issuance and are exercisable at any time and from time to time, in whole or in part, until the five-year anniversary of the commencement of sales of the shares of common stock issued in the January 2025 Offering. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The remaining material terms of the Placement Agent Warrants are substantially similar to those of the June 2025 Representative’s Warrants.

October 2022 Warrants

On October 18, 2022, we entered into a securities purchase agreement with an institutional investor named therein, pursuant to which, among other things, we issued warrants to purchase up to 154 shares of our common stock (the “October 2022 Warrants”), all of which are outstanding as of July 31, 2025. The October 2022 Warrants have an exercise price of $146,250.00 per share. Each October 2022 Warrant is exercisable for one share of common stock and expires five years from the issuance date. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock.

Exercisability. The October 2022 Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s October 2022 Warrants to the extent that the holder would own more than 4.99% of our outstanding common stock immediately after exercise, except that upon notice from the holder to us, the holder may decrease or increase the limitation of ownership of outstanding stock after exercising the holder’s October 2022 Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the October 2022 Warrants, provided that any increase in such limitation will not be effective until 61 days following notice to us.

Cashless Exercise. If, at the time a holder exercises its October 2022 Warrants, a registration statement registering the issuance of the shares of common stock underlying the October 2022 Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the October 2022 Warrants.

Transferability. An October 2022 Warrant may be transferred at the option of the holder upon surrender of the October 2022 Warrant to us together with the appropriate instruments of transfer.

Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the October 2022 Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market. There is no established trading market for any of the October 2022 Warrants, and we do not expect a market to develop. We have not applied for a listing for any of the October 2022 Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the October 2022 Warrants is limited.

Rights as a Stockholder. Except as otherwise provided in the October 2022 Warrants or by virtue of the holders’ ownership of shares of our common stock, the holders of October 2022 Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until such October 2022 Warrant holders exercise their October 2022 Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the October 2022 Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person whereby the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the October 2022 Warrants will be entitled to receive upon exercise of the October 2022 Warrants prior to the occurrence of the fundamental transaction, the kind and amount of securities, cash or other property receivable by a holder of the corresponding amount of shares of common stock for which the warrant is being exercised immediately prior to such fundamental transaction.

Waivers and Amendments. No term of the October 2022 Warrants may be amended or waived without the written consent of the holders of a majority of the then outstanding October 2022 Warrants (based on the number of warrant shares then underlying such October 2022 Warrants), provided that if any amendment, modification or waiver disproportionately and adversely impacts a holder (or group of holders), the consent of such disproportionately impacted holder (or group of holders) will also be required.

Assumed Warrants

The following is a brief summary of the material terms of outstanding warrants originally issued by Legacy XTI and assumed by us in connection with the closing of the XTI Merger on March 12, 2024. The exercise prices of such assumed warrants and the number of shares of our common stock issuable upon exercise thereof reflect the application of the XTI Merger exchange ratio pursuant to the terms of the XTI Merger Agreement.

Legacy XTI 2023 Warrants

In May 2023 and July 2023, Legacy XTI issued investors warrants to purchase shares of Legacy XTI common stock (the “Legacy XTI 2023 Warrants”). Notwithstanding the terms of the XTI Merger Agreement, the board of directors of Legacy XTI determined to adjust the exercise price of Legacy XTI 2023 Warrants held by an employee to $5.29, effective as of the closing of the XTI Merger, as bonus consideration in exchange for such employee’s services to Legacy XTI in connection with the XTI Merger. As of July 31, 2025, there were outstanding (i) Legacy XTI 2023 Warrants to purchase up to 9 shares of our common stock at an exercise price of $4,202.50 per share and (ii) Legacy XTI 2023 Warrants to purchase up to 32 shares of our common stock at an exercise price of $1,322.50 per share.

The Legacy XTI 2023 Warrants were immediately exercisable and expire on the five-year anniversary of the initial exercise date. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. In addition, if there is a merger or a consolidation of the Company with or into another entity when the Company is not the surviving entity, or a sale of all or substantially all of the assets of the Company in one or a series of related transactions, then, as part of such merger, consolidation or sale of assets, a holder of a Legacy XTI 2023 Warrant will be entitled to receive upon exercise of such Legacy XTI 2023 Warrant, the number of shares of stock or other securities or property (including cash) of the successor entity resulting from such merger, consolidation or sale, that the holder would have received had such Legacy XTI 2023 Warrant been exercised in full immediately before such merger, consolidation or sale.

The Legacy XTI 2023 Warrants are nontransferable except with our consent.

No fractional shares of common stock will be issued in connection with the exercise of a Legacy XTI 2023 Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

The Legacy XTI 2023 Warrants prohibit the holders thereof from selling or otherwise transferring or disposing any Company securities (other than those securities included in the registration) during a period of up to 180 days following the effective date of the registration statement for a Company underwritten public offering or such shorter period to which the Company or any officer, director or shareholder of the Company, is subject under the terms and conditions of such underwritten public offering. The Legacy XTI 2023 Warrants further provide that the holders thereof agree to execute a market standoff agreement with the underwriters of such public offering in customary form consistent with the foregoing provisions.

Mesa Warrant

On February 2, 2022, Legacy XTI entered into a conditional aircraft purchase contract (the “Aircraft Purchase Agreement”) with Mesa Air Group, Inc. and Mesa Airlines, Inc. (“Mesa”) relating to the purchase of 100 TriFan 600 airplanes and in connection therewith, Legacy XTI issued Mesa a warrant to purchase shares of Legacy XTI common stock, which was amended as of April 3, 2022 and March 11, 2024 (as so amended, the “Mesa Warrant”). The Mesa Warrant contains conditional vesting criteria. One-third of the shares represented by the Mesa Warrant vested upon the execution and delivery of the Aircraft Purchase Agreement, one-sixth of the shares vested on March 11, 2024, and one-third of the shares will vest upon the acceptance of delivery and final purchase of the first TriFan 600 aircraft by Mesa pursuant to the Aircraft Purchase Agreement. One-sixth of unvested shares lapsed on March 12, 2024. The Mesa Warrant will expire on the earlier of (i) a liquidation event as defined therein and (ii) 5:00 p.m. Pacific time on February 2, 2029. As of July 31, 2025, there were 757 shares of our common stock underlying the Mesa Warrant at an exercise price of $30.00 per share.

The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. In addition, if there is a merger or a consolidation of the Company with or into another entity when the Company is not the surviving entity, or a sale of all or substantially all of the assets of the Company in one or a series of related transactions, then, as part of such merger, consolidation or sale of assets, the holder of the Mesa Warrant will be entitled to receive upon exercise of the Mesa Warrant, the number of shares of stock or other securities or property (including cash) of the successor entity resulting from such merger, consolidation or sale, that the holder would have received had the Mesa Warrant been exercised in full immediately before such merger, consolidation or sale.

The holder may exercise the Mesa Warrant through a cashless exercise, in whole or in part, in which the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Mesa Warrant. In addition, any portion of the Mesa Warrant that remains exercisable but unexercised will be exercised automatically on a cashless basis to the extent exercisable, upon the expiration date.

The Mesa Warrant is nontransferable except with our consent.

No fractional shares of common stock will be issued in connection with the exercise of the Mesa Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Financing Warrants

From October 2017 to January 2019, Legacy XTI issued investors warrants to purchase shares of Legacy XTI common stock (the “Financing Warrants”) in connection with certain debt financings. As of July 31, 2025, there were outstanding (i) Financing Warrants to purchase up to 48 shares of our common stock at an exercise price of $2,802.50 per share and (ii) Financing Warrants to purchase up to 44 shares of our common stock at an exercise price of $4,202.50 per share.

The Financing Warrants were immediately exercisable and expire on the ten-year anniversary of the initial exercise date. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. In addition, in case of any reclassification, capital reorganization, or change in the capital stock (including because of a change of control) of the Company (other than as a result of a subdivision, combination, or stock dividend), a holder of a Financing Warrant will have the right at any time before the expiration of such Financing Warrant to purchase, at a total price equal to that payable upon the exercise of the Financing Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of common stock as were purchasable by the holder immediately before such reclassification, reorganization, or change.

The Financing Warrants may be transferred at the option of the holder upon surrender of such warrants to us together with the appropriate instruments of transfer.

No fractional shares of common stock will be issued in connection with the exercise of a Financing Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Replacement Warrants

In December 2022, Legacy XTI issued warrants to purchase shares of Legacy XTI common stock (the “Replacement Warrants”) to certain transferees of a former service provider to whom Legacy XTI had previously granted a 10-year warrant to purchase shares of Legacy XTI common stock. As of July 31, 2025, there were outstanding Replacement Warrants to purchase up to 84 shares of our common stock at an exercise price of $30.00 per share.

The Replacement Warrants were immediately exercisable upon issuance to the transferees and expire in May 2028. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. In addition, if the Company consolidates or merges with or into another person or entity, or sells all or substantially all of its assets or stock or enters into any other similar transaction, liquidation, recapitalization or reorganization (any such action, a “Reorganization”), a holder of a Replacement Warrant will be entitled to receive, upon exercise of such Replacement Warrant, the number of shares of stock or other securities or property to which a holder of the number of shares of common stock that would otherwise have been deliverable upon exercise of such warrant would have been entitled upon such Reorganization if such Replacement Warrant had been exercised in full immediately prior to such Reorganization.

A holder may exercise the Replacement Warrants through a cashless exercise, in whole or in part, in which the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Replacement Warrants.

The Replacement Warrants may be transferred at the option of the holder upon surrender of such warrants to us together with the appropriate instruments of transfer.

The holders of the Replacement Warrants have certain information rights. The Replacement Warrants provide that we will, at all reasonable times during our normal business hours and upon reasonable notice, permit any authorized representative designated by a holder of a Replacement Warrant to visit and inspect any of our properties, including, without limitation, our books and records (and to make copies and extracts therefrom), and to discuss our affairs, finances and accounts with our officers, for the purposes of monitoring such holder’s investment in Legacy XTI, subject to the confidentiality provisions of that certain letter agreement, dated May 4, 2018, by and between Legacy XTI and the former service provider. In addition, we will provide the holder with such quarterly and annual financial statements and reports as it makes available to the holders of our preferred stock whenever such materials are provided to such holders.

Anti-Takeover Effects of Nevada Law and our Articles of Incorporation and Bylaws

Our articles of incorporation, our bylaws and the Nevada Revised Statutes (“NRS”) contain provisions that could delay or make more difficult an acquisition of control of our company not approved by our board of directors, whether by means of a tender offer, open market purchases, proxy contests or otherwise. These provisions have been implemented to enable us to develop our business in a manner that will foster our long-term growth without disruption caused by the threat of a takeover not deemed by our board of directors to be in the best interest of our company and our stockholders. These provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of our company even if such a proposal, if made, might be considered desirable by a majority of our stockholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors.

Set forth below is a description of the provisions contained in our articles of incorporation, bylaws and Nevada Revised Statutes that could impede or delay an acquisition of control of our company that our board of directors has not approved. This description is intended as a summary only and is qualified in its entirety by reference to our articles of incorporation and bylaws, forms of each of which are included as exhibits to the registration statement of which this prospectus forms a part.

Authorized But Unissued Preferred Stock

We are currently authorized to issue a total of 5,000,000 shares of preferred stock. Our articles of incorporation provide that the board of directors may issue preferred stock by resolutions, without any action of the stockholders. In the event of a hostile takeover, the board of directors could potentially use this preferred stock to preserve control.

Classified Board

In accordance with the terms of our bylaws, our board of directors is divided into three classes, with members of each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. As such, approximately one-third of our board of directors will be elected each year and at least two annual meetings of stockholders may be necessary to change a majority of the directors. The classification of directors makes it more difficult for stockholders to change the composition of our board of directors.

Filling Vacancies

Nevada law and our bylaws establish that any vacancies on the board of directors may be filled by a majority of the remaining directors then in office, even though less than a quorum of the board, or by a sole remaining director. A vacancy in the board of directors created by the removal of a director, and not otherwise filled by the remaining directors, may be filled by the vote of a plurality of the votes cast at the annual meeting of the stockholders or at a duly called special meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares.

Removal of Directors

The provisions of our bylaws may make it difficult for our stockholders to remove one or more of our directors. Nevada law and our bylaws provide that the entire board of directors, or any individual director, may be removed from office only by vote of the holders of capital stock representing not less than two-thirds of the voting power of the issued and outstanding capital stock entitled to vote. Under Nevada law, whenever the holders of any class or series of shares are entitled to elect one or more directors, unless otherwise provided in the articles of incorporation, removal of any such director requires only two-thirds of the holders of that class or series, and not the votes of the outstanding shares as a whole.

Board Action Without Meeting

Our bylaws provide that the board may take action without a meeting if all the members of the board consent to the action in writing. Board action through consent allows the board to make swift decisions, including in the event that a hostile takeover threatens current management.

No Cumulative Voting

Our bylaws and articles of incorporation do not provide the right to cumulate votes in the election of directors. This provision means that the holders of a plurality of the shares voting for the election of directors can elect all of the directors. Non-cumulative voting makes it more difficult for an insurgent minority stockholder to elect a person to the board of directors.

Stockholder Proposals

Except to the extent required under applicable laws, we are not required to include on our proxy card, or describe in our proxy statement, any information relating to any stockholder proposal and disseminated in connection with any meeting of stockholders.

Amendments to Articles of Incorporation and Bylaws

Nevada law and our articles of incorporation give both the directors and the stockholders the power to adopt, amend or repeal the bylaws of the corporation. Any adoption, alteration, amendment, change or repeal of the bylaws by the stockholders requires an affirmative vote by a majority of the outstanding stock of the company. Any bylaw, including any bylaw that has been adopted by the stockholders may be amended or repealed by the board, unless otherwise prohibited by a bylaw adopted by the stockholders. Except for certain changes in connection with stock splits and a plan of merger, any proposal to amend, alter, change or repeal any provision of our articles of incorporation requires approval by a majority of the voting power of all of the classes of our capital stock entitled to vote on such amendment or repeal, voting together as a single class, and, if the proposed amendment would adversely alter or change any preference or any relative or other right of any class or series of outstanding shares, then also by the holders of shares representing a majority of the voting power of each class adversely affected.

Nevada Statutory Provisions

We are subject to the provisions of NRS 78.378 to 78.3793, inclusive, an anti-takeover law, which applies to any acquisition of a controlling interest in an “issuing corporation.” In general, such anti-takeover laws permit the articles of incorporation, bylaws or a resolution adopted by the directors of an “issuing corporation” (as defined in NRS 78.3788) to impose stricter requirements on the acquisition of a controlling interest in such corporation than the provisions of NRS 78.378 to 78.3793, inclusive, as well as permit the directors of an issuing corporation to take action to protect the interests of the corporation and its stockholders, including, but not limited to, adopting plans, arrangements or other instruments that grant or deny rights, privileges, power or authority to holder(s) of certain percentages of ownership and/or voting power. Further, an “acquiring person” (and those acting in association) only obtains such voting rights in the control shares as are conferred by resolution of the stockholders at either a special meeting requested by the acquiring person, provided it delivers an offeror’s statement pursuant to NRS 78.3789 and undertakes to pay the expenses thereof, or at the next special or annual meeting of stockholders. In addition, the anti-takeover law generally provides for (i) the redemption by the issuing corporation of not less than all of the “control shares” (as defined) in accordance with NRS 78.3792, if so provided in the articles of incorporation or bylaws in effect on the 10th day following the acquisition of a controlling interest in an “issuing corporation”, and (ii) dissenter’s rights pursuant to NRS 92A.300 to 92A.500, inclusive, for stockholders that voted against authorizing voting rights for the control shares. Our bylaws provide that, effective as of March 12, 2024 (the closing date of the XTI Merger) (the “Closing Date”), the provisions of NRS 78.378 through 78.3793, inclusive, are not applicable to the XTI Merger Agreement and the consummation of the transactions contemplated thereby, including, without limitation, the acquisition of shares, or of rights to acquire shares, of the Company by the stockholders, or holders of rights to acquire stock, of Legacy XTI as of the Closing Date.

We are also subject to the provisions of NRS 78.411 to 78.444, inclusive, which generally prohibits a publicly held Nevada corporation from engaging in a “combination” with an “interested stockholder” (each as defined) that is the beneficial owner, directly or indirectly, of at least ten percent of the voting power of the outstanding voting shares of the corporation or is an affiliate or associate of the corporation that previously held such voting power within the past three years, for a period of three years after the date the person first became an “interested stockholder”, subject to certain exceptions for authorized combinations, as provided therein.

In accordance with NRS 78.195, our articles of incorporation provide for the authority of the board of directors to issue shares of preferred stock in series by filing a certificate of designation to establish from time to time the number of shares to be included in such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, subject to limitations prescribed by law.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock which is traded on the Nasdaq Capital Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, any such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing the preferred stock, depositary shares, warrants, debt securities, units or subscription rights on any securities exchange or quotation system. Any such listing with respect to any particular preferred stock, depositary shares, warrants, debt securities, units or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

●	to or through underwriters, brokers or dealers;

●	directly to one or more other purchasers;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents on a best-efforts basis;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the Nasdaq Capital Market or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

●	otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

●	sell shares of common stock short and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require the delivery of shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

●	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. Any prospectus supplement will also set forth the terms of the offering, including:

●	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

●	any commissions allowed or paid to agents;

●	any other offering expenses;

●	any securities exchanges on which the securities may be listed;

●	the method of distribution of the securities;

●	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

●	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Such sales may be effected:

●	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in transactions in the over-the-counter market;

●	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	through the writing of options; or

●	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be listed for trading on the Nasdaq Capital Market or other principal market for our common stock. We may apply to list any series of preferred stock, depositary shares, debt securities, warrants, rights or units on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may engage in transactions that stabilize, maintain or otherwise affect the price of the common shares during and after the offering, but those underwriters will not be obligated to do so and may discontinue any market making at any time. Specifically, the underwriters may over-allot or otherwise create a short position in the common shares for their own accounts by selling more shares of common stock than have been sold to them by us. The underwriters may elect to cover any such short position by purchasing common stock in the open market or by exercising the over-allotment option granted to the underwriters. In addition, the underwriters may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares of common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with the offering, the underwriters and selling group members may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids on the Nasdaq Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common shares at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by any person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to our activities.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Any broker-dealer participating in the distribution of the shares of common stock may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Mitchell Silberberg & Knupp LLP, New York, New York. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements of the Company and its subsidiaries, as of and for the years ended December 31, 2024 and 2023, have been incorporated by reference into this prospectus in reliance upon the report of Marcum LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

The audited financial statements of XTI Aircraft Company as of and for the years ended December 31, 2023 and 2022, included in our Current Report on Form 8-K/A filed with the SEC on May 28, 2024, have been incorporated by reference into this prospectus in reliance upon the report of Marcum LLP, independent registered public accounting firm, which includes an explanatory paragraph as to XTI Aircraft Company’s ability to continue as a going concern, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the website of the SEC referred to above. We maintain a website at http://www.xtiaerospace.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on April 15, 2025;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, as filed with the SEC on May 19, 2025;

●	with the exception of the portions of the following filings that are furnished rather than filed, our Current Reports on Form 8-K, as filed with the SEC on January 10, 2025, January 23, 2025, February 12, 2025, February 13, 2025, March 7, 2025, March 18, 2025, March 27, 2025, March 28, 2025, March 31, 2025, April 4, 2025, April 22, 2025, April 30, 2025, June 26, 2025, July 7, 2025, July 9, 2025 and July 9, 2025, and on Form 8-K/A, as filed with the SEC on May 28, 2024; and

●	the description of our common stock included in our Registration Statement on Form 8-A, as filed with the SEC on April 7, 2014 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Additionally, all documents filed by us subsequent to those listed above with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), prior to the termination or completion of the offerings (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to:

XTI Aerospace, Inc.

Attn: Secretary

8123 InterPort Blvd., Suite C

Englewood, CO 80112

(800) 680-7412

Shares of Common Stock

Pre-funded Warrants to Purchase up to          Shares of Common Stock

Shares of Common Stock Underlying such Pre-funded Warrants

Common Warrants to Purchase up to          Shares of Common Stock

Shares of Common Stock Underlying such Common Warrants

XTI Aerospace, Inc.

PRELIMINARY PROSPECTUS SUPPLEMENT

ThinkEquity

        , 2025